UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to R240.14a-12

VMware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ☐

(2)	Aggregate number of securities to which transaction applies: ☐

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ☐

(4)	Proposed maximum aggregate value of transaction: ☐

(5)	Total fee paid: ☐

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VMWARE, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

April 1, 2008

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of VMware, Inc. (“VMware”), a Delaware corporation, will be held at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California 94304, on Wednesday, May 14, 2008, at 8:30 a.m. We will also offer a webcast of the annual meeting at http://www.vmware.com. The webcast will be available on our website for approximately 30 days following our meeting.

We are holding the meeting for the following purposes:

1.	To elect three members to the Board of Directors to serve as Class I directors, of which two are Group I directors to be elected by our sole Class B common stockholder and one is a Group II director to be elected our by Class A common stockholders and our Class B common stockholder voting together as a class, for a three-year term expiring at the 2011 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2008.

3.	To approve VMware’s 2007 Equity and Incentive Plan.

4.	To transact any and all other business that may properly come before the meeting or any adjournments thereof.

All stockholders of record at the close of business on March 21, 2008, the record date, are entitled to notice of and to vote at this meeting and any adjournments thereof.

Class A common stockholders may cast their votes by completing a proxy. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials and in “Voting over the Internet or by Telephone” on page 3 of the proxy statement, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.

By order of the Board of Directors

/s/ Rashmi Garde

RASHMI GARDE
Vice President, General Counsel and Corporate Secretary

i

VMWARE, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies of the Class A common stockholders by the Board of Directors of VMware, Inc., a Delaware corporation (“VMware”, the “Company”, “we”, or “us”), for the Annual Meeting of Stockholders of VMware to be held on May 14, 2008 (the “Annual Meeting”), and any adjournments thereof, for the purposes set forth in the attached Notice of the Annual Meeting of Stockholders (the “Notice of Annual Meeting”). VMware was incorporated in 1998, and our principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California 94304. This Proxy Statement and the accompanying proxy card are first being distributed to stockholders on or about April 1, 2008.

Internet Availability of Proxy Materials

Under the rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may access your proxy card to vote on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 1, 2007.

Outstanding Shares

We have two classes of authorized common stock: Class A common stock and Class B common stock. As of March 21, 2008, the record date for the Annual Meeting, VMware had outstanding and entitled to vote 383,681,398 shares of common stock, of which 83,681,398 shares are Class A common stock and 300,000,000 shares are Class B common stock. EMC Corporation (“EMC”), our parent and controlling stockholder, holds all of the Class B common stock and 31.7% of the Class A common stock.

Quorum

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Holders of shares representing a majority of the total outstanding shares of common stock on March 21, 2008 entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum, except with respect to the election of the Class I, Group I directors nominated for election at the Annual Meeting, for which the holders of a majority of the outstanding shares of Class B common stock, represented in person or by proxy, constitute a quorum. Abstentions and broker non-votes, defined below, are considered present for purposes of determining the presence of a quorum.

Voting

Only Class A and Class B common stockholders of record on March 21, 2008 will be entitled to vote at the Annual Meeting.

The Class A common stock and Class B common stock will vote together as a single class on all matters described in the proxy materials for which Class A common stockholder votes are being solicited. The election of the Class I, Group I directors nominated for election at the Annual Meeting will be voted on solely by the Class B common stock. The holders of Class B common stock are entitled to 10 votes per share on all matters to be voted on at the Annual Meeting, except in relation to the election of the Class I, Group II director, in which they are entitled to only one vote per share. The holders of Class A common stock are entitled to one vote per share on all matters to be voted on at the Annual Meeting. We encourage you to register your vote via the Internet.

Based on its ownership of 85.1% of the outstanding shares of VMware’s common stock, as of March 21, 2008 representing 98.1% of the combined voting power of our common stock, EMC has the voting power to adopt and approve all proposals to be voted on at the Annual Meeting.

Whether your proxy is submitted via the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the Annual Meeting, your shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by you.

If on March 21, 2008 your shares were held in an account at a bank or brokerage firm or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. If you are a beneficial owner, you have the right to direct your bank, brokerage firm or other agent on how to vote the shares in your account by submitting your vote as described below. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other agent.

If the enclosed form of proxy is properly signed and returned or a proxy is voted via the Internet or by telephone, the shares of Class A common stock represented thereby will be voted as specified in the proxy. If you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR Proposals 1, 2 and 3. If your shares are registered in the name of a bank, brokerage firm or other agent and the bank, brokerage firm or agent does not receive instructions from you about how your shares are to be voted, this is known as a “broker non-vote”. However, for the election of directors and the ratification of the selection of independent auditors, the bank or brokerage firm that holds your shares may vote your shares in its discretion, even if it does not receive instructions from you on how to vote your shares. For the approval of the 2007 Equity and Incentive Plan, the bank, brokerage firm or agent may not vote your shares at all, if it does not receive instructions from you on how to vote your shares.

Recommendations of the Board of Directors

The Board of Directors recommends that our Class A common stockholders vote:

•	FOR the Class I, Group II nominee listed under “Election of Directors”, to serve until her successor is elected and qualified (Proposal 1);

•

FOR ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2008 (Proposal 2); and

•	FOR approval of the VMware, Inc. 2007 Equity and Incentive Plan (Proposal 3).

Should the Class I, Group II nominee named in Proposal 1 be unable to serve or for good cause will not serve as director, the persons named in the enclosed form of proxy will vote for such other person as the Board of Directors may recommend.

The Board of Directors expects EMC, the sole holder of our Class B common stock, to vote FOR the two Class I, Group I directors listed under “Election of Directors” at the Annual Meeting, to serve until their successors are elected and qualified.

Votes Required to Approve Each Proposal

Proposal 1—Election of Directors

•

Election of the Class I, Group II Director—the nominee shall be elected by the vote of the majority of the aggregate of the votes of the Class A and Class B common stock cast with respect to each nominee at the Annual Meeting.

•	Election of the Class I, Group I Directors—the two nominees shall be elected by the vote of the majority of the votes of the Class B common stock cast with respect to such nominees Annual Meeting.

In each case, a majority of the votes cast means that the number of votes cast “For” a nominee must exceed the number of votes cast “Against” the nominee.

Proposal 2—Ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2008

This proposal must receive “For” votes from the holders of shares of Class A and Class B common stock representing at least a majority of the votes actually present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Proposal 3—Approval of the VMware, Inc. 2007 Equity and Incentive Plan

This proposal must receive “For” votes from the holders of shares of Class A and Class B common stock representing at least a majority of the votes actually present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Voting over the Internet or by Telephone

All Class A common stockholders have three options for submitting their vote prior to the Meeting:

•	via the Internet at www.proxyvote.com;

•	by phone (please see your proxy card for instructions); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

If you vote this year’s proxy by the Internet, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote. You may vote using the Internet and telephone voting facilities until 11:59 p.m., E.S.T. on May 13, 2008.

Counting of Votes

Votes will be counted by the inspector of election appointed by the Board of Directors for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. The election of directors is by the majority of votes cast at the Annual Meeting, therefore neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to that proposal. The ratification of the selection of the independent auditors and the approval of the 2007 Equity and Incentive Plan each require a majority of the votes actually present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the effect of a vote “Against” both of these proposals. A broker non-vote will have the effect of a vote “Against” the ratification of the selection of the independent auditors where the bank, brokerage firm or agent does not vote those shares at all, even though it has the discretion to do so. A broker non-vote will have no effect on the outcome of voting with respect to the approval of the 2007 Equity Incentive Plan, since those shares are not considered to be entitled to vote on the matter.

Changing or Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted at the meeting by:

•	attending the meeting and voting in person; or

•	sending to the Legal Department of VMware, Inc. at 3401 Hillview Avenue, Palo Alto, California 94304 either a written notice revoking your proxy or another executed proxy bearing a later date.

Please note, as mentioned above, if you are a beneficial owner, and not a holder of record, of shares you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your bank, brokerage firm or other agent who holds your shares in street name.

If your shares are held by your bank brokerage firm or other agent as a nominee or agent, you should follow the instructions provided by your bank, brokerage firm or agent.

Annual Meeting Admission

Stockholders who wish to attend the annual meeting will be required to present verification of ownership of VMware common stock, such as a bank or brokerage firm account statement. All stockholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport. Registration will begin at 7:30 a.m.

Other Business

As of the date of this Proxy Statement, VMware has no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. The deadline under VMware’s Bylaws for stockholders to notify VMware of any director nominations or proposals to be presented at the Annual Meeting, which was February 1, 2008, has passed. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3401 Hillview Avenue, Palo Alto, California 94304.

Expenses of the Proxy Solicitation

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by VMware. In addition to the solicitation of proxies by use of the mails, VMware may use the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board of Directors is currently composed of eight members. The number of directors constituting our Board of Directors may be set by resolution of the Board of Directors from time to time. However, the Board of Directors may not consist of less than six directors nor more than twelve directors.

The Board of Directors is divided into two groups, Group I and Group II. Holders of Class B common stock, voting separately as a class, are entitled to elect directors representing a minimum of 80% of the total number of the directors constituting our Board of Directors, without vacancies. These directors are Group I directors. Holders of Class A common stock and holders of Class B common stock, voting together as a single class, are entitled to elect the remaining number of directors. These directors are Group II directors.

Our Board of Directors is also divided into three classes, with each class serving for a staggered three-year term. The Board of Directors consists of three Class I directors, three Class II directors and two Class III directors. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The initial terms of the Class I directors, Class II directors and Class III directors expire upon the election and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2008, 2009 and 2010, respectively. Ms. James was appointed as a member of our Board of Directors on September 24, 2007, as a Class I, Group II director, as the designee of Intel Corporation (“Intel”) appointed under the terms of the stock purchase agreement between us and Intel Capital Corporation (“Intel Capital”). Mr. Powell was proposed by Cisco Systems, Inc. (“Cisco”) as a potential director in connection with the stock purchase agreement between EMC, Cisco and us and was appointed as a member of our Board of Directors on November 8, 2007, as a Class II, Group I Director. The stock purchase agreements and other transactions between us and Intel as well as between us and Cisco are described in more detail below. See “Transactions With Related Persons” below.

The following table shows the members of our Board of Directors and the committees, group and class to which they belong:

Director	Audit Committee Member	Compensation and Corporate Governance Committee Member	Mergers and Acquisitions Committee Member	Independent Directors of VMware	Director Group	Director Class
Diane B. Greene			✓		Group I	Class II
Joseph M. Tucci			✓		Group I	Class I
Michael W. Brown	✓(C)	✓		✓	Group I	Class II
John R. Egan			✓(C)		Group I	Class I
David I. Goulden	✓		✓		Group I	Class III
Renee J. James	✓			✓	Group II	Class I
Dennis D. Powell	✓	✓		✓	Group I	Class II
David N. Strohm		✓(C)	✓	✓	Group I	Class III

(C)	Chair of the committee.

Directors Standing For Election

Each of the incumbent Class I directors has been nominated by the Board of Directors for election at the Annual Meeting, and each of them has agreed to stand for election, for an additional three-year term.

Information concerning the nominees is presented below:

Renee J. James

Class I, Group II

Term expires: 2008 Annual Meeting

Ms. James, age 43, has been a director of VMware since September 2007. Ms. James joined Intel in 1987 and has been Vice President and General Manager of the Software and Solutions Group for Intel since 2005. Prior to that Ms. James was Vice President and General Manager of Intel’s Microsoft Program Office, from 2000 to 2005 and the Director and Chief Operating Officer of Intel Online Solutions, Intel’s internet application hosting business, from 1998 to 2000. Ms. James also served for four years as technical assistant to then-Intel chairman and Chief Executive Officer Andrew S. Grove, now Senior Advisor to Executive Management.

Joseph M. Tucci

Class I, Group I

Term expires: 2008 Annual Meeting

Mr. Tucci, age 60, has been Chairman of the Board of Directors of VMware since April 2007. Mr. Tucci has been the Chairman of the Board of Directors of EMC since January 2006 and has been its Chief Executive Officer and a director since January 2001. Mr. Tucci has served as EMC’s President since January 2000. He also served as EMC’s Chief Operating Officer from January 2000 to January 2001. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999, when it was acquired by Getronics N.V. Mr. Tucci joined Wang Global in 1990 as its Executive Vice President, Operations. Mr. Tucci is also a director of Paychex, Inc., a provider of payroll, human resources and benefits outsourcing solutions.

John R. Egan

Class I, Group I

Term expires: 2008 Annual Meeting

Mr. Egan, age 50, has been a director of VMware since April 2007. Mr. Egan is also a member of the Board of Directors of EMC on which he has served since May 1992. Mr. Egan has been a managing partner and general partner in Egan-Managed Capital, a venture capital firm, since October 1998. From May 1997 to September 1998, Mr. Egan served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. He resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan is also a director of NetScout Systems, Inc., a provider of network and application performance management solutions.

Directors Not Standing For Election

Information concerning our continuing directors is presented below:

Diane B. Greene

Class II, Group I

Term expires: 2009 Annual Meeting

Ms. Greene, age 52, has been a director of VMware since April 2007. Ms. Greene is one of our founders and has served as our President and Chief Executive Officer since our inception in 1998. Ms. Greene also served as an Executive Vice President of EMC between January 2005 and August 14, 2007. Ms. Greene is a director of Intuit Inc., a provider of business, financial management and tax solutions for small businesses, consumers and accountants.

Michael W. Brown

Class II, Group I

Term expires: 2009 Annual Meeting

Mr. Brown, age 62, has been a director of VMware since April 2007. Mr. Brown is also a member of the Board of Directors of EMC on which he has served since 2005. From August 1994 to July 1997, Mr. Brown served as Vice President and Chief Financial Officer of Microsoft Corporation. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989 and served as Treasurer from January 1990 to April 1993. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is also a director of Administaff, Inc., a professional employer organization providing services such as payroll and benefits administration and Thomas Weisel Partners Group, Inc., a publicly traded investment bank.

David I. Goulden

Class III, Group I

Term expires: 2010 Annual Meeting

Mr. Goulden, age 48, has been a director of VMware since April 2007. Mr. Goulden has served as EMC’s Executive Vice President and Chief Financial Officer since August 2006. He served as its Executive Vice President, Customer Operations from April 2004 to August 2006 and as its Executive Vice President, Customer Solutions and Marketing and New Business Development from November 2003 to April 2004. Mr. Goulden also served as EMC’s Executive Vice President, Global Marketing and New Business Development from July 2002 to November 2003. Prior to joining EMC, Mr. Goulden served as a member of the Board of Management, President and Chief Operating Officer for the Americas and Asia Pacific of Getronics N.V., an information technology services company, from April 2000 to July 2002, as President and Chief Operating Officer for the Americas of Getronics N.V. from June 1999 to April 2000 and in a number of executive positions at Wang Global, an information technology services company, from September 1990 to June 1999.

Dennis D. Powell

Class II, Group I

Term expires: 2009 Annual Meeting

Mr. Powell, age 60, has been a director of VMware since November 2007. Mr. Powell is currently an Executive Advisor at Cisco Systems. He served as Cisco’s Chief Financial Officer from May 2003 until his retirement on February 15, 2008. In that position, Mr. Powell served as Cisco’s Executive Vice President since August 2007 and its Senior Vice President since May 2003. From June 2002 to May 2003 Mr. Powell served as Cisco’s Senior Vice President, Corporate Finance. Prior to that, from January 1997 to June 2002 he served as Cisco’s Vice President, Corporate Controller. Mr. Powell is also a director of Applied Materials, Inc., a provider of fabrication services, equipment and software, and Intuit Inc., a provider of business, financial management and tax solutions for small businesses, consumers and accountants.

David N. Strohm

Class III, Group I

Term expires: 2010 Annual Meeting

Mr. Strohm, age 59, has been a director of VMware since April 2007. Mr. Strohm is also a member of the Board of Directors of EMC on which he has served since October 2003 and as Lead Director since January 2006. Mr. Strohm has been a Venture Partner of Greylock Partners, a venture capital firm, since January 2001 and was a General Partner of Greylock from 1980 to 2001. He is also a General Partner of several partnerships formed by Greylock. Mr. Strohm is also a director of Successfactors, Inc., a provider of human capital management applications.

Ownership interests of our directors or officers in the common stock of EMC, or service as both a director of EMC and VMware, or as a director of VMware and an officer or employee of EMC could create, or appear to create potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and EMC. In order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, right, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporation also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both VMware and EMC, provided they comply with the policies set forth in our certificate of incorporation. For more information, see “Transactions with Related Persons—EMC Corporation” below. Additionally, transactions with EMC are subject to review by our Audit Committee pursuant to our policy for the review of transactions with related persons. For more information, see “Review and Approval of Transactions with Related Persons” below.

Selection and Nomination of Directors

The Board of Directors identifies and evaluates proposed candidates for addition to the Board of Directors. The Board of Directors reviews and assesses the skills and characteristics it believes are or may be required on the Board based on the needs of our business. The Board of Directors will identify director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The Board will identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to the Board.

VMware stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Board of Directors at VMware Board of Directors, 3401 Hillview Avenue, Palo Alto, California 94304. Assuming that the appropriate information has been timely provided, the Board of Directors will consider these candidates substantially in the same manner as it considers other candidates it identifies.

VMware stockholders also may nominate director candidates by following the advance notice provisions of VMware’s By-laws. For additional information, see “Advance Notice Procedures” below.

CORPORATE GOVERNANCE

Our Class A common stock began trading on the New York Stock Exchange (the “NYSE”) on August 14, 2007. For the purposes of the New York Stock Exchange’s Corporate Governance Standards (the “NYSE rules”), because more than 50% of the voting power of VMware is held by EMC, VMware is a “controlled company”. Accordingly, we are exempt from certain NYSE corporate governance requirements and have elected to avail ourselves of these exemptions. In particular, as a controlled company under the NYSE rules, we are exempt from the requirements to:

•	have a majority of independent directors on our board; and

•

have a corporate governance committee and a compensation committee that are each composed entirely of independent directors and each have a charter addressing the committee’s purpose and responsibilities.

In light of our position as a controlled company, we have opted to establish a single Compensation and Corporate Governance Committee, instead of a separate Compensation Committee and a Nominating and Governance Committee. However, we have voluntarily caused the Compensation and Corporate Governance Committee to be comprised entirely of independent directors, in compliance with the NYSE rules, although we are not required to maintain the independent composition of this committee.

Our Board of Directors is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Our Board reviews the Guidelines at least annually and implements changes as appropriate. At the time of our IPO, our Board adopted written charters for its standing committees (Audit, Compensation and Corporate Governance, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters, and Business Conduct Guidelines, are available on the Investor Relations page of our company website at http://www.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines and Business Conduct Guidelines, without charge, upon written request to our Investor Relations Department, VMware, Inc. 3401 Hillview Avenue, California 94304.

Our Board of Directors has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of the NYSE. Highlights include:

•

Our Board of Directors believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies. Our Compensation and Corporate Governance Committee will consider the number of other public company boards on which a director or prospective director is a member. During 2007, the committee reviewed and approved the membership of Michael W. Brown on the board and audit committees of three other companies in light of Mr. Brown’s expertise and value to our company as the Chair of our Audit Committee and an audit committee financial expert.

•

Any time a director changes his or her job responsibility outside VMware, such director shall promptly tender his or her resignation from the Board of Directors and all Board committees. The Compensation and Corporate Governance Committee shall assess the appropriateness of such director remaining on the Board of Directors and shall recommend to the Board of Directors the action to be taken with respect to such tendered resignation.

•

We have adopted a majority voting policy for the election of directors. The policy, which is incorporated in our Corporate Governance Guidelines and our Bylaws, requires any director who receives a majority of votes “against” or “withheld” in an uncontested election to promptly tender his or her resignation from the Board of Directors and all committees thereof following certification of the stockholder vote. The policy provides that the Compensation and Corporate Governance Committee will assess the appropriateness of such director continuing to serve and recommend to the Board of Directors the action to be taken with respect to such tendered resignation. The Board of Directors will act on the Compensation and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the stockholder vote.

•

Our Board of Directors believes that periodic rotation of members and chairs of its committees is a good corporate governance practice. However, the Board of Directors does not believe that such rotation shall be required, as there may be good reasons to maintain an individual director’s committee membership for a longer period. Our Corporate Governance Guidelines require the Compensation and Corporate Governance Committee to review committee assignments annually and, in conjunction with the Chairman of the Board of Directors, make recommendations to the Board of Directors regarding such assignments. The Board of Directors reviews those recommendations and annually appoints the members and chairperson of each committee. Our current committee membership is set forth in this Proxy Statement under the heading “Board Independence and Committees.”

•	The Compensation and Corporate Governance Committee shall oversee an annual evaluation process of the Board of Directors and each committee of the Board of Directors as follows:

•	each director shall annually evaluate the Board of Directors as a whole;

•	each member of the Audit Committee, Compensation and Corporate Governance Committee, and Mergers and Acquisitions Committee shall annually evaluate the committees on which he or she serves;

•	each director shall annually prepare an individual self-evaluation; and

•	the Compensation and Corporate Governance Committee shall report on, and make recommendations to the Board of Directors, with respect to the evaluations.

•

To enable open communications with stockholders and other interested parties, we provide various means to contact the non-management directors and the Audit Committee (see “Communications with the Board” and “Communications with the Audit Committee” below). Our Board strives to provide clear, candid and timely responses to any substantive communication from such persons.

•	In addition to the communications above, our Corporate Governance Guidelines state that it is the Board’s policy to provide a response to any stockholder proposal that receives a majority vote.

•

Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors.

•

Our non-management directors meet in executive session without management at least twice each year. The Chairman acts as presiding director for such executive sessions. Independent directors meet in executive session at least once each year.

Communications with the Board of Directors

Our Board of Directors provides a process for VMware stockholders and other interested parties to send communications directly to the Board of Directors. Any person who desires to contact the Board of Directors may do so by sending an e-mail to ContactTheBoard@vmware.com.

Communications with the Audit Committee

VMware’s Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.

BOARD INDEPENDENCE AND COMMITTEES

Board Independence

As a controlled company under the NYSE rules, we are exempt from the requirement to have a majority of independent directors on our Board of Directors. Our Board of Directors has affirmatively determined that each of Michael W. Brown, Renee J. James, Dennis D. Powell and David N. Strohm are independent directors of VMware under the NYSE rules. The Board of Directors considered all facts and circumstances it deemed relevant in making such determinations of independence, including business relationships, as well as the relationships with EMC, Intel and Cisco discussed below:

•

Mr. Brown is a non-management director of EMC, our parent and controlling stockholder, and as of March 1, 2008 is deemed to beneficially own 40,000 shares of EMC common stock (of which 10,000 shares are subject to options exercisable within 60 days) representing less than 1%, of EMC’s common stock.

•

Ms. James is Vice President and General Manager, Software and Solutions Group of Intel, a company with whom we have a strategic relationship and with which we do business on a regular arm’s length basis. Ms. James is Intel’s designee on our Board, appointed under the terms of the stock purchase agreement between us and Intel Capital, an affiliate of Intel, pursuant to which Intel Capital purchased 9,500,000 shares of our Class A common stock from us. This represents approximately 2.5% of the total number, and less than 1% of the total voting power, of all outstanding shares of common stock, as of March 1, 2008. During 2007, Intel ordered approximately $952,000 of products and/or services from us, which constitutes less than 1% of the annual revenues of each company. We also entered into various licensing and technology partnering agreements with no dollar amounts relating primarily to furthering the interoperability of our respective technologies. Further discussion of these transactions can be found under “Transactions With Related Persons” below.

•

Mr. Powell is an Executive Advisor to Cisco, a company with which we do business on a regular, arm’s length basis, and who was proposed by Cisco as a potential director in connection with the stock purchase agreement between EMC, Cisco and us, pursuant to which Cisco purchased 6,000,000 shares of our Class A common stock from EMC. At the time of his appointment to our Board, Mr. Powell was Executive Vice President and Chief Financial Officer of Cisco, a position from which he retired in February 2008. The shares held by Cisco represent approximately 1.6% of the total number, and less than 1% of the total voting power, of all outstanding shares of our common stock, as of March 1, 2008. During 2007, Cisco ordered approximately $4.2 million of products and/or services from us, which constitutes less than 1% of the annual revenues of each company. The Board of Directors also considered that following Mr. Powell’s retirement from his position as Chief Financial Officer, his continued employment by Cisco as an Executive Advisor, is on an at-will basis on a reduced schedule. Further discussion of these transactions can be found under “Transactions With Related Persons” below.

•

Mr. Strohm is a non-management director of EMC, our parent and controlling stockholder, and as of March 1, 2008, is deemed to beneficially own 725,176 shares of EMC common stock (of which 89,200 shares are subject to options exercisable within 60 days) representing less than 1% of EMC’s common stock.

The Board of Directors affirmatively concluded that, based on the facts and circumstances, none of these relationships are of a material nature or are of a nature that would preclude such directors from being deemed independent under NYSE rules.

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board of Directors expects that each director will prepare for, attend and participate in all Board of Directors’ and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with his or her service on the Board of Directors. During the fiscal year ended December 31, 2007, our Board of Directors held 14 meetings. Each director attended at least 75% of the Board of Directors meetings and committee meetings which were held during the period in which he or she was a director of VMware and in which he or she was a member of such committees, except that Mr. Powell did not attend the last Board meeting in 2007, which occurred subsequent to his election to our Board in November 2007. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting of Stockholders.

Committees of the Board

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation and Corporate Governance Committee and the Mergers and Acquisitions Committee. Each committee operates pursuant to a written charter that is available on the Investor Relations page of our website at http://www.vmware.com. The current membership of each committee is listed below.

Audit Committee	Compensation and Corporate Governance Committee	Mergers and Acquisitions Committee
Michael W. Brown(C)*	Michael W. Brown*	John R. Egan(C)
David I. Goulden	Dennis D. Powell*	David I. Goulden
Renee J. James*	David N. Strohm(C)*	Diane B. Greene
Dennis D. Powell *		David N. Strohm*
Joseph M. Tucci

(C)	Chair of the committee.
*	Independent director under the NYSE rules.

Audit Committee

We completed our initial public offering (“IPO”) of our Class A common stock in August 2007. As a newly-public company, we are permitted, under the rules and regulations of the SEC and the NYSE Rules, to phase in membership of our Audit Committee by independent directors. Under these rules, we were required to have one independent director on the Audit Committee on the effective date of the registration statement relating to our IPO and to have a majority of independent directors on the Audit Committee 90 days after the effective date. We complied with these requirements, and our Audit Committee is currently comprised of a majority of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE rules. Pursuant to these phase-in rules, our Audit Committee must be comprised solely of independent directors by August 13, 2008, the one-year anniversary of the effective date of our registration statement relating to our IPO. We intend to comply fully and timely with this requirement. Currently, three of the four members of our Audit Committee are independent under the NYSE Rules and meet the independence criteria applicable to audit committees under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules thereunder. Mr. Goulden does not meet these independence criteria because he serves as the Executive Vice President and Chief Financial Officer of EMC, our parent company.

Our Board of Directors has determined, in accordance with the rules and regulations of the SEC, that each of Messrs. Brown, Goulden and Powell is an “audit committee financial expert”, and that each of Messrs. Brown and Powell and Ms. James meets the additional, heightened independence criteria of Rule 10A-3 of the SEC applicable to audit committee members.

The Audit Committee held seven meetings in 2007. This committee reviews with management and our auditors, our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditors on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, our policy pertaining to related person transactions, the other matters as set forth in the Audit Committee charter, as adopted by the Board of Directors, and such other matters as the committee deems appropriate.

Pursuant to the charter adopted at the time of our IPO, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves all such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditors in accordance with the committee’s pre-approval policy.

During 2007, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our chief financial officer and members of his staff and our independent auditor at which candid discussions regarding legal matters, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditors the overall scope and plans for its audit.

The Audit Committee has met, reviewed and discussed our financial statements for the fiscal year ended December 31, 2007 with our management and our independent auditors. The meeting included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of the independent auditors who are engaged to audit and report on our consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee held 18 meetings in 2007. Pursuant to the charter adopted at the time of the IPO, the committee recommends compensation for non-employee directors, evaluates and sets compensation for the Chairman of our Board of Directors and our executive officers, and monitors all general compensation programs. Subject to the terms of our compensation plans and the consent of the holders of our Class B common stock to the aggregate size of the annual equity award pool pursuant to the terms of our certificate of incorporation, the Compensation and Corporate Governance Committee will have discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, where appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. The Compensation and Corporate Governance Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of the Company’s equity and other compensation plans. The Compensation and Corporate Governance Committee is also responsible for overseeing and reporting to the Board on succession planning for the Chief Executive Officer and other senior management positions. In exercising such discretion, the Committee will consult with our President and Chief Executive Officer.

Our Compensation and Corporate Governance Committee is also responsible for overseeing and advising the Board of Directors with respect to corporate governance matters, assisting the Board of Directors in identifying and recommending qualified candidates for nomination to the Board of Directors, making recommendations to the Board of Directors with respect to assignments to committees of the Board of Directors and overseeing the evaluation of the Board of Directors.

Mergers and Acquisitions Committee

The Mergers and Acquisitions Committee held nine meetings in 2007. Pursuant to the charter adopted at the time of the IPO, this committee reviews and assesses, with VMware management, potential acquisitions, divestitures and investments, and, where appropriate, will make recommendations to the Board of Directors regarding potential target candidates. In connection with such review and assessment, our Mergers and Acquisitions Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters previously established by the Board of Directors. Our Mergers and Acquisitions Committee also participates, with the Compensation and Corporate Governance Committee, in the preparation and review of the annual performance of the Mergers and Acquisitions Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, our Compensation and Corporate Governance Committee was comprised of Messrs. Brown and Strohm. No executive officer of VMware during 2007 served, or currently serves, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on VMware’s Board of Directors or VMware’s Compensation and Governance Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

THE CLASS I, GROUP II NOMINEE LISTED BELOW.

Stockholders are being asked to elect three Class I directors, of which two directors are Group I directors and one is a Group II director, to serve for an additional three-year term. The current Class I directors’ term of office expires at the Annual Meeting. The Board of Directors has nominated the three following persons, all incumbent Class I directors, for election as Class I directors at the Annual Meeting:

•	Renee J. James—Class I, Group II director—(elected by Class A common and Class B common voting together as a single class)

•	John R. Egan—Class I, Group I director—(elected by Class B common only)

•	Joseph M. Tucci—Class I, Group I director—(elected by Class B common only)

Ms. James, the Class I, Group II nominee, must be elected by a majority of the aggregate of the votes of the Class A and Class B common stock cast with respect to each nominee at the Annual Meeting, with each Class A and Class B share entitled to one vote per share in such election.

Messrs. Egan and Tucci, the two Class I, Group I nominees, must be elected by a majority of the votes of the Class B common stock cast with respect to such nominee at the Annual Meeting.

We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. Information about the nominees is provided under the heading “Our Board of Directors and Nominees” above.

Each Class I Director elected at the 2008 Annual Meeting will serve until the 2011 Annual Meeting or special meeting in lieu thereof, and until that director’s successor is elected and qualified.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

VMware is asking stockholders to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors for the fiscal year ending December 31, 2008.

PWC, an independent registered public accounting firm, has served as VMware’s independent auditors since December 2002. VMware expects that representatives of PWC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. PWC is also the independent auditor of EMC, our parent company. We are required by the Master Transaction Agreement we entered into with EMC at the time of our IPO to use our reasonable best efforts to use the same independent registered public accountant selected by EMC until such time as EMC is no longer required to consolidate our results of operations and financial position (determined in accordance with generally accepted accounting principles consistently applied). For further information, see “Transactions with Related Persons—Our Relationship with EMC Corporation” below.

This proposal must receive “For” votes from the holders of shares of Class A and Class B common stock representing at least a majority of the votes actually present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes on this proposal.

Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC.

Pre-Approval of Audit and Non-Audit Services

During 2007, the Audit Committee pre-approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves all permissible non-audit services and all audit, review or attest engagements. The Audit Committee has delegated to its Chairman the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During 2007, the Audit Committee pre-approved all non-audit services in accordance with the policy set forth above.

The following table summarizes the fees of PWC billed to us for the last two fiscal years.

	Audit Fees(1)	Audit Related Fees	Tax Fees	All Other Fees(2)
2007	$4,473,890	—	$43,424	$2,518
2006(3)	$440,923	—	—	$1,500

(1)	Includes audit fees of approximately $2.9 million in connection with our IPO as well fees in connection with statutory audits, reviews of interim information and testing under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Includes subscription fee for the auditor’s web-based accounting research program.
(3)	Fees billed in 2006 were prior to our IPO when we were a wholly-owned subsidiary of EMC. 2006 fees primarily relate to audit work performed in connection with the consolidated audit of EMC and may not be representative of the fees we would have incurred as a stand-alone company.

PROPOSAL 3

APPROVAL OF VMWARE, INC. 2007 EQUITY AND INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

Stockholders are being asked to approve the VMware, Inc. 2007 Equity and Incentive Plan. The 2007 Equity and Incentive Plan allows us to provide our employees, consultants, advisors and non-employee directors with equity-based incentive awards and non-equity based compensation that are competitive with those of companies with which we compete for talent. The purpose of the plan is to attract, motivate and retain such persons and to provide compensation opportunities to reward superior performance. We believe that equity is a key element of our compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our stockholders.

Our Board approved the 2007 Equity and Incentive Plan on June 5, 2007, and EMC, our parent and controlling stockholder, also approved the 2007 Equity and Incentive Plan on June 5, 2007. The 2007 Equity and Incentive Plan must receive “For” votes from the holders of shares of Class A and Class B common stock representing at least a majority of the votes actually present in person or represented by proxy at the Annual Meeting and entitled to vote at the meeting in order to permit awards granted to our officers considered to be “Covered Employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) that are in excess of the $1 million per year limitation on compensation payable to Covered Employees to be deductible as “performance-based compensation under Section 162(m). Currently, our chief executive officer and our three other highest compensated officers (other than our principal financial officer) are considered Covered Employees under Section 162(m). Stockholder approval of this Proposal No. 3 will also constitute approval of (i) the performance criteria upon which performance-based awards (including cash-incentive awards) are intended to be deductible under Section 162(m), (ii) the annual per person limit of 3,000,000 shares for stock-based awards, and (iii) the $5,000,000 annual limit for a cash-based award payment to a Covered Employee.

If the 2007 Equity and Incentive Plan is not approved by stockholders, we will not continue to grant awards to the Covered Employees under the 2007 Equity and Incentive Plan. However, neither the approval nor the failure to approve the 2007 Equity and Incentive Plan will limit the ability of the Board of Directors to adopt any additional incentive or bonus plans or to pay any other compensation, including any additional equity or bonus awards, to the Covered Employees or to other employees. However, any such additional bonus awards or other compensation might not be considered qualified performance-based compensation and therefore might not be deductible under Section 162(m) of the Code unless such awards or compensation complies with the stockholder approval and other requirements of the Code.

The 2007 Equity and Incentive Stock Plan contains several important features, including the following:

•	Stock options may not have a term in excess of ten years, may not be repriced without stockholder approval and may not be granted at a discount;

•	No amendments to the 2007 Equity and Incentive Stock Plan that would increase the total number of shares reserved may be made without stockholder approval; and

•

The 2007 Equity and Incentive Stock Plan allows us to cancel outstanding awards or “clawback” the value of awards realized if officers or other senior employees engage in activity detrimental to VMware.

The following is a summary of the material terms and conditions of the 2007 Equity and Incentive Stock Plan. This summary is qualified in its entirety by reference to the terms of the 2007 Equity and Incentive Stock Plan, a copy of which is attached as Annex A to this Proxy Statement.

Summary of the 2007 Equity and Incentive Plan

Awards under the 2007 Equity and Incentive Plan may be in the form of stock options (either incentive stock options or non-qualified stock options) or other stock-based awards, including awards of restricted stock, restricted stock units and stock appreciation rights. The plan also provides for the grant of cash-based awards. Eighty million (80,000,000) shares of our Class A common stock have been reserved for issuance under the 2007 Equity and Incentive Plan. As of December 31, 2007, an aggregate of 45,935,081 shares of Class A common stock were issuable pursuant to outstanding equity awards granted under the 2007 Equity and Incentive Stock Plan and an aggregate of 31,091,078 shares of Class A common equity stock were available for future grant under such plan. Substantially all of our employees, non-employee directors and consultants are eligible to participate in the 2007 Equity and Incentive Plan. As of December 31, 2007, there were approximately 5,000 VMware people worldwide, including employees and non-employee directors eligible to receive awards under the 2007 Equity and Incentive Plan.

The following principal types of awards are available under the plan:

Stock Options. Stock options represent the right to purchase shares of our Class A common stock within a specified period of time at a specified price. The exercise price for a stock option will be not less than 100% of the fair market value of the common stock on the date of grant. Stock options will have a maximum term of ten years from the date of grant. Stock options granted may include those intended to be “incentive stock options” within the meaning of Section 422 of the Code. Stock options awarded under the 2007 Equity and Incentive Plan may vest as determined by Compensation and Corporate Governance Committee. Stock options are assigned an exercise price equal to the closing trading price of our Class A common stock on the grant date. The terms of grants made to employees generally provide for vesting as to 25% of the stock option grant on the first anniversary of the grant date and the remaining 75% of the stock options in equal monthly installments thereafter over three years. Employee stock options generally have a term of six years. Grants made to our non-employee directors in June 2007 prior to our IPO provided for immediate exercisability subject to continued vesting as to one-third of the underlying award on each of the first three anniversaries of the grant date. Any unvested shares obtained in connection with the exercise of an unvested option will be subject to a right of repurchase by us. In January 2008, our Board of Directors approved guidelines for grants to non-employee directors that provide for stock option grants upon a non-employee director’s commencement of service to vest in two annual installments on the anniversary of the director’s initial election to our Board and grants to continuing directors to vest in quarterly installments over one year. Such option grants shall generally have a seven-year term. In the future, our Compensation and Corporate Governance Committee and our Board may revise its policies with respect to option grants from time to time.

Restricted Stock and Restricted Stock Units. Restricted stock is a share of our Class A common stock that is subject to a risk of forfeiture or other restrictions that will lapse subject to the recipient’s continued employment or the attainment of performance goals. Restricted stock units represent the right to receive shares of our Class A common stock in the future, with the right to future delivery of the shares also subject to the recipient’s continued employment or the attainment of performance goals. We grant RSUs to employees and the guidelines adopted by our Board of Directors for grants to our non-employee directors provides for RSU grants in addition to the stock option grants discussed above. Vesting requirements of restricted stock and restricted stock units vary and are established by our Compensation and Corporate Governance Committee.

Stock Appreciation Rights. Stock appreciation rights entitle the holder upon exercise to receive shares of our Class A common stock having a value equal to the excess of (i) the value of the number of shares with respect to which the right is being exercised (which value is based on fair market value at the time of such exercise) over (ii) the exercise or base price applicable to such shares. The exercise price for a stock appreciation right will be not less than 100% of the fair market value of our Class A common stock on the date of grant.

Other Stock-Based or Cash-Based Awards. Our Compensation and Corporate Governance Committee is authorized to grant awards in the form of other stock-based awards or other cash-based awards, as deemed to be consistent with the purposes of the 2007 Equity and Incentive Plan. The maximum value of the aggregate payment to any Covered Employee with respect to cash-based awards under the 2007 Equity and Incentive Plan in respect of an annual performance period is $5,000,000.

Performance Based Awards. The Compensation and Corporate Governance Committee may grant awards under the 2007 Equity and Incentive Plan subject to the satisfaction of performance goals. In the case of awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation and Corporate Governance Committee will use one or more objectively determinable performance goals that relate to one or more performance criteria and will administer the awards in accordance with the applicable requirements of Section 162(m) of the Code. The performance criteria available under the 2007 Equity and Incentive Stock Plan may consist of any or any combination of the following areas of performance: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of VMware, a subsidiary or affiliate, or a division or strategic business unit, or may be applied to the performance of VMware relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation and Corporate Governance Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). To the extent applicable, each of the performance goals shall be determined in accordance with generally accepted accounting principles. Each of the performance goals shall be subject to certification by the Compensation and Corporate Governance Committee; provided that, to the extent an award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Compensation and Corporate Governance Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting VMware or any subsidiary or affiliate or the financial statements of VMware or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The Compensation and Corporate Governance Committee will determine whether the performance goals for a performance award have been met.

The maximum aggregate payment which any Covered Employee may receive pursuant to a cash-based award will be $5,000,000 in any annual performance period, and for any performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. With respect to a performance-based award made to a Covered

Employee that is intended to be deductible pursuant to Section 162(m) of the Code, no payment shall be made prior to certification by the Compensation and Corporate Governance Committee that the performance goals have been attained. The Compensation and Corporate Governance Committee may, in certain circumstances, exercise its discretion to reduce the amount of the performance-based award.

The maximum number of shares reserved for the grant or settlement of awards under the 2007 Equity and Incentive Plan is 80,000,000, and not more than 3,000,000 shares may be granted to any plan participant under the plan in any twelve-month period, subject in each case to adjustment in the event of a extraordinary dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction. Any shares subject to awards which are cancelled, forfeited or otherwise terminated or satisfied without the issuance of shares will again be available for grants under the plan.

Our Compensation and Corporate Governance Committee administers the 2007 Equity and Incentive Plan. The Compensation and Corporate Governance Committee has the ability to: select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price of the awards, and restrictions and performance goals relating to any award; establish the time when the awards and/or restrictions become exercisable, vest or lapse; determine whether options will be incentive stock options; determine whether and to what extent an award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged or surrendered; and make all other determinations deemed necessary or advisable for the administration of the plan. The Compensation and Corporate Governance Committee may grant awards which, in the event of a “change in control” of VMware, become fully vested and exercisable. Moreover, the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction, the Compensation and Corporate Governance Committee shall make such equitable changes or adjustments as necessary or appropriate to any or all of (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards or the total number of awards issuable under the plan, (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding awards, (iii) the exercise price, grant price or purchase price relating to any award, (iv) the performance goals and (v) the individual limitations applicable to awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code, and provided further that no such adjustment shall cause any award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. Our Compensation and Governance Committee may also make such modifications to the plan and/or the awards granted thereunder as necessary in order to conform with the laws and regulations of jurisdictions outside of the United States.

The 2007 Equity and Incentive Stock Plan allows us to cancel outstanding awards or “clawback” the value of awards realized if officers or other senior employees engage in activity detrimental to VMware.

Under the 2007 Equity and Incentive Plan, awards are generally non-transferable other than by will or by the laws of descent and distribution. However, our Compensation and Corporate Governance Committee in its sole discretion may grant transferable nonqualified stock options that upon becoming fully vested and exercisable may be transferred to a third-party pursuant to an auction process approved or established by VMware.

Our Board of Directors may amend, alter or discontinue the 2007 Equity and Incentive Plan, but no amendment, alteration or discontinuation will be made that would impair the rights of a participant under any award granted without such participant’s consent or that would increase the total number of shares reserved under the plan (other than pursuant to the adjustment provisions summarized above). In addition, stockholder approval may be required with respect to certain amendments, due to stock exchange rules or requirements of applicable law. The 2007 Equity and Incentive Plan, unless sooner terminated by our Board of Directors, will remain in effect through the tenth anniversary of its adoption.

U.S. Federal Income Tax Consequences

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the 2007 Equity and Incentive Plan will result in taxable income to the option holder or a deduction to us. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss (and we are not entitled to a corresponding deduction).

If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of our Class A common stock on the date of exercise and the exercise price. In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

Non-Qualified Stock Options. Options granted under the 2007 Equity and Incentive Plan which are not incentive stock options are “non-qualified options”. No income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our Class A common stock over the option price. We will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of our Class A common stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units. Generally, the participant will not be subject to tax upon the grant of an award of restricted stock units but will recognize ordinary income in an amount equal to the fair market value of any shares received on the date of delivery of the underlying shares of our Class A common stock. We will generally be entitled to a corresponding tax deduction.

Stock Appreciation Rights. Generally, the participant will not be subject to tax upon the grant of a stock appreciation right. However, upon the receipt of shares pursuant to the exercise of a stock appreciation right, the participant, generally, will recognize ordinary income in an amount equal to the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares upon exercise of stock appreciation rights will be subject to any necessary withholding and reporting requirements. Generally, we will not be entitled to a tax deduction upon the grant or termination of stock appreciation rights. However, we will, generally, be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the participant.

Section 162(m). Section 162(m) of the Code limits to $1 million the deduction a public company may claim in any year for compensation to any of certain key officers. There are a number of exceptions to this deduction limitation, including an exception for qualifying performance-based compensation. It is intended that awards under the plan may be eligible for this performance-based exception.

Section 409A. Section 409A of the Code, which is generally effective as of January 1, 2005, makes important changes to the tax treatment of nonqualified deferred compensation. Awards held by employees that are subject to but fail to comply with Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion in respect of awards for income tax purposes. Awards granted under the 2007 Equity and Incentive Plan are intended to be exempt from the rules of Section 409A and will be administered accordingly. The Compensation and Corporate Governance Committee intends to administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the Compensation and Corporate Governance Committee.

This summary is not a complete description of the U.S. Federal income tax aspects of the 2007 Equity and Incentive Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2007 Equity and Incentive Plan, as well as foreign, state and local tax consequences.

New Incentive Plan Benefits

The future benefits or amounts that could be received under the 2007 Equity and Incentive Plan are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last fiscal year are not determinable. Please see the table below which sets forth the equity incentive awards that have been issued under the 2007 Equity and Incentive Plan through March 1, 2008.

Stockholder Approval

In order for future awards granted under the 2007 Equity and Incentive Plan to our Covered Employees to continue to qualify as “performance-based compensation” under Section 162(m) of the Code, the plan must be approved by our stockholders. If we obtain stockholder approval for the 2007 Equity and Incentive Plan, we will be required to seek additional stockholder approval if the Board wishes to amend the plan in the future and, in any event, will be required to obtain stockholder approval at the 2013 annual stockholder meeting if we determine to continue to grant “qualified performance-based compensation” to our Covered Employees under the 2007 Equity and Incentive Plan at that time.

This proposal must receive “For” votes from the holders of shares of Class A and Class B common stock representing at least a majority of the votes actually present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled ten votes on this matter.

The table below shows, as to the Named Executive Officers and the other individuals and groups indicated, the number of shares of common stock subject to stock-based awards issued under the 2007 Equity and Incentive Plan through March 1, 2008. As detailed below, amounts shown include shares issued pursuant to the exchange of VMware stock-based awards for EMC stock-based awards conducted in conjunction with our IPO (the “Exchange Offer”). The closing trading price of our Class A common stock as reported on the NYSE on February 29, 2008 was $58.67 per share. For further information, see “Compensation of Executive Officers—Outstanding Awards at Fiscal Year End” below.

Name and Position	Number of Shares Subject to Options Issued Under the Plan		Number of Shares Subject to Restricted Stock or Restricted Stock Units Issued Under the Plan
Diane B. Greene, President, Chief Executive Officer and Director	1,795,052	(1)	113,030	(2)
Mark S. Peek, Chief Financial Officer	250,000		433,216
Thomas J. Jurewicz, Vice President of Finance	149,393	(3)	12,231	(4)
Carl M. Eschenbach, Executive Vice-President of Worldwide Field Operations	423,389	(5)	50,964	(4)
Rashmi Garde, Vice President and General Counsel	200,000		0
All current executive officers as a group	2,917,834	(6)	734,441	(7)
All non-employee directors as a group	120,000		0
Renee J. James, a nominee for director	0		0
John R. Egan, a nominee for director	40,000		0
Joseph M. Tucci, a nominee for director	0		0
Each associate of any non-employee directors, executive officers or nominees	372,316		0
Each other person who received or is to receive five percent of awards under the 2007 Equity and Incentive Plan	0		0
All current and former employees, excluding current executive officers, as a group	37,720,125	(8)	2,919,882	(9)

(1)	Includes 795,052 shares subject to options issued in exchange for EMC stock options pursuant to the Exchange Offer.
(2)	Includes 28,030 shares subject to restricted stock awards issued in exchange for EMC restricted stock awards pursuant to the Exchange Offer and an 85,000 share RSU granted to Ms. Greene in consideration of a commitment by EMC to grant EMC equity awards to Ms. Greene.
(3)	Includes 49,393 shares subject to options issued in exchange for EMC stock options pursuant to the Exchange Offer.
(4)	Shares subject to restricted stock awards issued in exchange for EMC restricted stock awards pursuant to the Exchange Offer.
(5)	Includes 73,389 shares subject to options issued in exchange for EMC stock options pursuant to the Exchange Offer.
(6)	Includes 917,834 shares subject to options issued in exchange for EMC stock options pursuant to the Exchange Offer.
(7)	Includes 91,225 shares subject to restricted stock awards issued in exchange for EMC restricted stock awards pursuant to the Exchange Offer.
(8)	Includes 5,808,069 shares subject to options issued in exchange for EMC stock options pursuant to the Exchange Offer.
(9)	Includes 2,786,610 shares subject to restricted stock awards issued in exchange for EMC restricted stock awards pursuant to the Exchange Offer.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding VMware’s equity compensation plans as of December 31, 2007. Our equity compensation plans include our 2007 Equity and Incentive Plan and our 2007 Employee Stock Purchase Plan. Only shares of Class A common stock may be issued under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price per Share of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	45,935,081	(1)	$26.76	37,491,078
Equity compensation plans not approved by security holders	—		—	—

Total:	45,935,081		$26.76	37,491,078

(1)	Includes 6,685,059 shares issuable upon exercise of VMware stock options issued in exchange for EMC stock options pursuant to the exchange offer conducted in conjunction with our IPO which was effective on August 13, 2007. All such shares subject to VMware stock options will be issued from the 2007 Plan upon exercise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information, as of March 1, 2008, about the beneficial ownership of Class A common stock and Class B common stock by (i) EMC, (ii) each person who is known by us to own beneficially more than 5% of either class of our common stock, (iii) each of our directors and nominees for director, (iv) each of the Named Executive Officers (as defined below) and (v) by all directors and executive officers of VMware as a group.

Applicable percentage ownership is based on 83,541,639 shares of Class A common stock and 300,000,000 shares of Class B common stock outstanding at March 1, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 1, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Only EMC, its successor-in-interest or its majority-owned or controlled subsidiaries may hold shares of Class B common stock unless and until such time as EMC distributes its shares of Class B common stock in a distribution under section 355 of the Code, following which distribution the Class B common stock may be held by EMC, the distributees and their transferees. The rights of the holders of Class A and Class B common stock are identical, except with respect to voting, the election of directors, conversion, certain actions that require the consent of holders of Class B common stock and other protective provisions as set forth in our certificate of incorporation. Each share of Class B common stock is convertible into one share of Class A common stock at any time, at EMC’s election. However, if EMC distributes its shares of Class B common stock in a distribution under section 355 of the Code, such right to convert Class B common stock into Class A common stock will terminate upon such distribution.

Name of Beneficial Owner	Number of Class B Shares Beneficially Owned(1)		Percent of Outstanding Class B Shares	Percentage of Total Vote(2)
5% Beneficial Owners
EMC Corporation 176 South Street, Hopkinton, MA 01748	300,000,000		100.00%	97.29%

	Number of Class A Shares Beneficially Owned(1)		Percent of Outstanding Class A Share	Percentage of Total Vote(1)
5% Beneficial Owners
EMC Corporation	26,500,000	(3)	31.72%	*	*
Fidelity Management & Research Company(4) 82 Devonshire Street, Boston, MA 02109	10,780,602		12.90%	*	*
Intel Corporation(5) 2200 Mission College Blvd., Santa Clara, CA 95052	9,500,000		11.37%	*	*
Cisco Systems International B.V.(6) Haarlerbergpark Haarlerbergweg 13-19 1101 CH Amsterdam The Netherlands	6,000,000		7.18%	*	*

Name of Beneficial Owner	Number of Class A Shares Beneficially Owned(1)	Percent of Outstanding Class A Share		Percentage of Total Vote(1)
Directors and Officers
Michael W. Brown(7)	40,000	*	*	*	*
John R. Egan*(8)	40,000	*	*	*	*
Carl M. Eschenbach(9)	57,383	*	*	*	*
Rashmi Garde(10)	304	*	*	*	*
David I. Goulden(11)	0	*	*	*	*
Diane B. Greene(12)	451,866	*	*	*	*
Renee J. James*	0	*	*	*	*
Thomas J. Jurewicz(13)	31,216	*	*	*	*
Mark S. Peek	304	*	*	*	*
Dennis D. Powell	0	*	*	*	*
David N. Strohm(14)	40,000	*	*	*	*
Joseph M. Tucci*(15)	0	*	*	*	*
All directors and executive officers as a group (13 persons)(16)	661,073	*	*	*	*

*	Nominee for director
**	Less than 1%
(1)	All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table. In addition to the amounts shown, each share of Class B common stock may be converted to one share of Class A common stock upon election of the holder.
(2)	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of Class A common stock. Each holder of Class B common stock is entitled to 10 votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote, with the exception of the election of Group II directors, in which Class A and Class B shares are each entitled to one vote per share.
(3)	Does not include 300,000,000 shares of Class A common stock issuable upon conversion of the shares of Class B common stock held by EMC listed in the above table. Such shares of Class B common stock are convertible into Class A common stock at the election of EMC.
(4)	According to Schedule 13G/A filed February 14, 2008 with the SEC by FMR LLC, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 10,780,602 shares of Class A common stock as a result of acting as investment adviser to various investment companies. The ownership of one such investment company, Fidelity Growth Company Fund, amounted to 5,413,600 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds, each has sole power to dispose of the shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairperson of FMR LLC., has the sole power to vote or direct the voting of the shares, which power resides with the funds’ Boards of Trustees.
(5)	According to a Schedule 13D filed with the SEC on September 4, 2007, shares are directly owned by Intel Capital Corporation, a wholly-owned subsidiary of Intel Corporation. Intel Corporation has the sole power to vote or direct the voting of the shares and is deemed the beneficial owner of the shares.
(6)	According to a Schedule 13 D/A filed November 29, 2007 with the SEC, Cisco Systems International B.V. is the holder of record and beneficial owner of the shares indicated. Cisco Systems International B.V. is a direct wholly owned subsidiary of Cisco Systems Netherlands Holdings B.V. and an indirect wholly owned subsidiary of the following entities: Cisco Systems Luxembourg S.a.r.l., Cisco Systems Luxembourg International S.a.r.l., Cisco Systems International S.a.r.l., Cisco Systems (Bermuda) Limited, Cisco Systems International Holdings Limited, Cisco Technology, Inc. and Cisco Systems, Inc. Other than the holder of record, each of the above entities disclaims beneficial ownership of the shares.

(7)	Excludes 40,000 shares of EMC common stock beneficially owned by such individual of which 10,000 shares are subject to options exercisable within 60 days of March 1, 2008.
(8)	Excludes 2,150,594 shares of EMC common stock beneficially owned by such individual of which 90,000 shares are subject to options exercisable within 60 days of March 1, 2008.
(9)	Includes 6,115 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2008 which were issued pursuant to the Exchange Offer.
(10)	Excludes 19,477 shares of EMC common stock beneficially owned by such individual.
(11)	Excludes 1,604,314 shares of EMC common stock beneficially owned by such individual of which 1,150,000 shares are subject to options exercisable within 60 days of March 1, 2008.
(12)	Includes 362,868 shares of Class A common stock subject to options held by Ms. Greene and exercisable within 60 days of March 1, 2008 which were issued to Ms. Greene pursuant to the Exchange Offer. Includes 73,388 shares subject to options held by Mendel Rosenblum, Ms. Greene’s spouse, exercisable within 60 days of March 1, 2008. Ms. Greene disclaims beneficial ownership of such shares. Excludes 188,613 shares of EMC common stock beneficially owned by Ms. Greene.
(13)	Includes 26,097 shares of Class A common stock subject to options exercisable within 60 days of March 1, 2008 which were issued pursuant to the Exchange Offer. Excludes 30,905 shares of EMC common stock beneficially owned by such individual.
(14)	Excludes 725,176 shares of EMC common stock beneficially owned by such individual of which 89,200 shares are subject to options exercisable within 60 days of March 1, 2008.
(15)	Excludes 8,998,221 shares of EMC common stock beneficially owned by such individual of which 6,979,549 shares are subject to options exercisable within 60 days of March 1, 2008.
(16)	Includes 395,080 shares of Class A common stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares including. Excludes 73,388 shares as to which such individuals have disclaimed beneficial ownership. Also excludes 13,757,300 shares of EMC common stock beneficially owned by such individuals, of which 8,318,749 shares are subject to options exercisable within 60 days of March 1, 2008.

The address of all persons listed above, other than EMC, Intel, Cisco and Fidelity Management & Research Company is c/o VMware, Inc., 3401 Hillview Avenue, Palo Alto, California 94304.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Our named executive officers for 2007 set forth in the proxy statement are Diane Greene, President and Chief Executive Officer, Mark Peek, Chief Financial Officer, Carl Eschenbach, Executive Vice President of Worldwide Field Operations, Rashmi Garde, Vice President and General Counsel and Thomas Jurewicz, our Vice President of Finance. Mr. Jurewicz served as our principal financial officer during 2007 until we hired Mr. Peek in April 2007. These individuals are referred to as the “Named Executive Officers.”

Objectives of our Executive Compensation Program

The objectives of our executive compensation program are:

•	to motivate our executives to achieve our strategic, operational and financial goals;

•	to reward superior performance;

•	to attract and retain exceptional executives; and

•	to align the interests of our executives and our stockholders.

To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and the price of our stock. We may adopt other arrangements from time to time to best meet our compensation objectives.

Elements of our Executive Compensation Program

Overview of Compensation Setting Process

Prior to May 2007, compensation for our Named Executive Officers was determined by the EMC Compensation Committee or by Ms. Greene. Following the formation of our Compensation and Corporate Governance Committee (the “Committee”) on May 18, 2007 in preparation for our initial public offering (“IPO”), all compensation actions for our Named Executive Officers were determined by the Committee.

During the period in 2007 prior to the formation of the Committee, the EMC Compensation Committee determined Ms. Greene’s compensation because during that period we were a wholly-owned subsidiary of EMC and Ms. Greene also served as an executive officer of EMC. Specifically, the EMC Compensation Committee approved Ms. Greene’s first half bonus targets and performance metrics. During this period, no adjustments were made with respect to her base salary and no equity awards were granted to her. During that period, Ms. Greene determined the compensation for our other Named Executive Officers, including their first half bonus targets and performance metrics. In April 2007, as we prepared for our IPO, Mr. Peek was hired as our Chief Financial Officer. Mr. Peek’s new hire compensation package was determined and approved by EMC.

Since its formation, the Committee has approved compensation for all of our Named Executive Officers. Specifically, the Committee approved the terms and conditions of Ms. Greene’s new employment agreement in July 2007, equity grants that we made to our Named Executive Officers in June 2007 from our 2007 Equity and Incentive Plan in advance of our IPO and second half bonus targets, including performance metrics.

The Committee did not conduct formal benchmarking studies or approve peer groups in determining compensation for the Named Executive Officers in 2007. However, the Committee reviewed information prepared by EMC and recommendations by Ms. Greene with respect to Named Executive Officers other than her. The Committee also considered advice from an independent consultant retained by the Committee with respect to overall compensation levels for our Named Executive Officers and the pre-IPO equity grants we made to our Named Executive Officers in June 2007.

Decisions made by Ms. Greene prior to formation of the Committee with respect to Named Executive Officer compensation and recommendations made by her to the Committee since its formation have been informed by survey data reviewed by our management gathered from SEC filings and the Radford Executive compensation survey. These decisions and recommendations have been made by evaluating each Named Executive Officer’s role and responsibility and the competitive marketplace. The competitive marketplace for these individuals was determined by comparing the compensation of these individuals to the compensation payable to similarly situated employees with reference to survey data compiled for North American high technology companies with revenues of between $1 billion and $3 billion, North American software companies with revenues in excess of $1 billion and high technology and software companies in the San Francisco Bay area with revenues in excess of $1 billion. Although survey data was reviewed, compensation was not “benchmarked” to any particular level. In 2007, as in prior years, a strong emphasis was placed on survey data relating to the cash bonus and equity components of the compensation paid to executives. Over 2,500 companies participated in the Radford survey, with over 250 in the software products industry, including many of the companies with whom we directly compete for talent, such as BEA Systems, Inc., CA, Inc., Google, Microsoft Corporation, Network Appliance, Inc., Oracle Corporation, SAP America, Symantec Corp, Adobe Systems Incorporated, Yahoo! Inc. and McAfee, Inc.

In 2008, the Committee plans to undertake a formal evaluation of the competitive market with the assistance of its independent consultant, Frederic W. Cook & Co. (“FWC”), as well as studies prepared by management. FWC reports directly to the Committee and does no separate work for management in any capacity. Management has separately retained Mercer Human Resources Consulting to assist with analyses which may be reviewed by the Committee.

Compensation Components

The compensation packages of our Named Executive Officers rely upon a mix of cash and equity-based compensation to achieve our compensation objectives. We have emphasized long-term equity awards in our compensation packages, which we believe is consistent with our position as a newly-public company emphasizing future growth in the virtualization software market. Cash is generally a lesser portion of our compensation packages and is divided into base salary and short-term performance-based bonus awards. We believe that differences in the relative compensation levels of our Named Executive Officers reflect market competitive levels of compensation for each respective executive position and are reasonable and appropriate to attract and retain our Named Executive Officers.

Base Salary

Base salary serves as the primary form of guaranteed compensation for our Named Executive Officers. It also impacts other compensation and benefit levels, including annual bonus opportunities as they are expressed as a percentage of base salary. We have not established specific percentiles of the competitive market for any of our Named Executive Officers, but current base salaries are believed be at or below median levels in relation to other publicly-traded software companies of similar size.

Base salaries in effect at the beginning of the year were reflective of our status as a wholly-owned subsidiary of EMC. Effective January 1, 2007, Mr. Jurewicz’s salary was increased by $5,000 and Ms. Garde’s base salary was increased by $7,500. No other adjustments to base salaries of our Named Executive Officers were made at that time. The adjustments were approved by Ms. Greene and based on her judgment regarding their individual performance and market conditions as well as the survey data referenced above.

The Committee approved an increase to Ms. Greene’s salary from $350,000 to $750,000 effective June 1, 2007. The Committee believed the new salary was commensurate with her new position and increased level of responsibilities as CEO of a publicly-traded company. In making its determination, the Committee took into account Ms. Greene’s importance to us, the size of her equity holdings, FWC’s advice regarding compensation structure, compensation survey data presented by EMC and Ms. Greene’s salary level relative to other Named Executive Officers.

The Committee also approved an increase to Mr. Eschenbach’s base salary from $375,000 to $525,000 retroactive to April 1, 2007. Prior to our IPO, Mr. Eschenbach had received discretionary bonus payments from EMC of $112,500 in 2006 and $37,500 in 2007 in recognition of his strong performance as well as for competitive and retention purposes. The Committee determined that it would be appropriate for competitive and retention purposes to increase Mr. Eschenbach’s base salary because following our IPO he would no longer receive any payments from EMC.

Mr. Peek’s salary was approved as part of a negotiation to secure his employment as our CFO in anticipation of our IPO, and also reflected the higher cost of living in the Bay Area.

Annual Bonus

Each of our Named Executive Officers is eligible to earn annual cash bonuses tied to our financial results and individual performance. We believe it is important to provide rewards for specific results and behaviors which support our overall long-term business strategy. Individual bonus target levels for 2007 were set between 30% and 56% of base salary for our Named Executive Officers other than Ms. Greene. Ms. Greene’s annual bonus target amount was set at 100% of her base salary. These levels were informed by the survey data referenced above but were not specifically benchmarked at any particular level relative to the competitive market. We believe cash bonus opportunities are at or below median levels in relation to other publicly-traded software companies of similar size.

For Ms. Greene, 75% of her bonus opportunity for 2007 was tied to the achievement of specific semi-annual corporate revenues and non-GAAP operating income results, while 25% was tied to the achievement of semi-annual individual goals. For all other Named Executive Officers except Mr. Eschenbach, the mix was 50% semi-annual corporate revenues and non-GAAP operating income results, and 50% semi-annual individual achievement. For Mr. Eschenbach, his mix for the first half of 2007 was 50% semi-annual corporate bookings achievement, and 50% semi-annual corporate revenues and non-GAAP operating income results. For the second half of 2007, Mr. Eschenbach’s mix was 50% semi-annual corporate bookings achievement and 50% semi-annual individual achievement.

Corporate Financial Metrics

The corporate financial metrics were chosen because these are key metrics that drive our business. Non-GAAP operating income was calculated by taking GAAP operating income, and adding back or subtracting, as the case may be, amounts relating to stock-based compensation, certain charges from EMC, amortization of intangibles, including in process research and development charges, and the net impact of the cash elements of capitalized software development costs calculated pursuant to the Statement of Financial Accounting Standard (“SFAS”) 86. Bookings were calculated as the aggregate dollar amount of products sold to customers during the measurement period without regard to revenue recognition policies. Threshold achievement of 80% for each of the targets except bookings was required for each six-month performance period before any bonus payouts could be made. Maximum payouts equal to 150% of the portion of the bonus target tied to the achievement of corporate financial metrics were possible for the achievement of overall corporate financial results equal to or greater than 150% of target. Mr. Eschenbach’s bookings bonus did not include threshold or maximum amounts as it was based on a sales commission model, reflecting the focus of Mr. Eschenbach’s sales organization. Mr. Eschenbach’s bookings bonus program is further detailed in “Grants of Plan-Based Awards” below.

The first half corporate revenue and operating income goals were $480 million and $130 million, respectively. The second half targets were $570 million and $150 million, respectively. We achieved 115.7% of the revenue target and 112.9% of operating income target for the first half of 2007. We achieved 135.1% of the revenue target and 133% of operating income target for the second half of 2007. Mr. Eschenbach’s first half corporate bookings target was $610 million and his second half target was $950 million. Actual bookings results were in excess of target for both six-month periods. As a result, each of the Named Executive Officers received bonus payments for the first and second halves of 2007 that exceeded their target bonus amounts. Bonus payment amounts are detailed in the “Summary Compensation Table” below.

Individual Performance Goals

Individual goals for each six-month period were established for each of our Named Executive Officers for 2007. Threshold achievement of 80% of corporate financial goals was required for each six-month period before any bonus payouts for achievement of individual goals for the corresponding six-month period could be made. Between four and eight individual performance goals were assigned in each six-month period except for Mr. Eschenbach, as noted below. The Committee evaluated whether these performance goals were achieved by the Named Executive Officers, taking into account actual performance against individual goals and the degree of difficulty in achieving the goals, in the exercise of the Committee’s discretion in determining the appropriate level of payouts. In making its determinations with respect to Named Executive Officers other than Ms. Greene, the Committee reviewed recommendations that she made to the Committee at the conclusion of each six-month period.

Ms. Greene’s individual performance goals included, and her performance was evaluated by the Committee with respect to, consistent execution of our business plan, maintaining industry leadership, completing the planning and budgeting cycle, partnering with industry vendors and attracting and retaining key talent in the industry. For Ms. Garde, her goals included the establishment of legal entities outside of the United States and organizational objectives relating to us becoming a publicly-traded company. For Mr. Peek, his goals included results relating to investor relations, accounting policies, information technology infrastructure and facilities. For Mr. Eschenbach, his goals for the first half of 2007 were our achievement of our first half corporate financial goals and for the second half included increasing new partnerships and sales contracts in certain markets, increasing the number of customers and building the sales organization. For Mr. Jurewicz, his goals included leading the planning and budgeting process, project management, implementing and achieving compliance goals and financial forecasting.

For 2007, the Committee reviewed the results of the individual performance goals for Ms. Greene and Ms. Greene’s recommendations with respect to Named Executive Officers other than herself and deemed that the individual performance goals were substantially achieved. Accordingly, the Committee approved the maximum individual payouts for each of our Named Executive Officers.

Additionally, the Committee approved for Ms. Garde a discretionary bonus of $10,000 based on the recommendation by Ms. Greene and in recognition of her efforts during our IPO process. Mr. Peek received a sign-on bonus of $67,000 net of taxes during 2007. As discussed above, Mr. Eschenbach also received a discretionary bonus in the amount of $37,500 from EMC in light of his strong performance, as well as for competitive and retention purposes.

Long-Term Incentives

We strongly believe that equity awards align the interests of our Named Executive Officers with those of our stockholders. Prior to our IPO, Ms. Greene, Mr. Eschenbach, Ms. Garde and Mr. Jurewicz held EMC stock options, restricted EMC stock and/or performance-accelerated restricted EMC stock (“PARs”). However, no such EMC awards were granted to any of our Named Executive Officers during 2007.

Stock awards granted to our Named Executive Officers by EMC in years prior to 2007 included performance-based acceleration targets that were triggered during 2007. The PARs granted by EMC to our Named Executive Officers in prior years were scheduled to vest in a single cliff on the fifth anniversary of the grant date, subject to the recipient’s continued employment. A portion of the PARs could vest at an accelerated rate, generally with respect to one-third or one-quarter of the underlying shares in each of the first three or four years following grant, if annual performance goals were met.

In 2004, the only Named Executive Officer to be granted PARs was Ms. Greene. We refer to these as the “2004 PARs”. EMC also granted PARs to Ms. Greene and to several of our other Named Executive Officers in 2005. We refer to these as the “2005 PARs”. Ms. Greene was granted 137,500 2004 PARs, two-thirds of which had vested prior to 2007 at an accelerated rate due to the achievement of performance targets during 2005 and 2006. The 2004 PARs and the 2005 PARs granted to Ms. Greene and certain of our Named Executive Officers provided that if VMware achieved profit contribution, defined as net income before taxes, interest expense and amortization of intangible assets, of $300 million and revenue of $1 billion prior to 2010, all remaining unvested PARs would vest on an accelerated basis. Since these targets were achieved in 2007, all remaining unvested PARs held by our Named Executive Officers vested on an accelerated basis in January 2008.

Our employees, including our Named Executive Officers, were allowed to exchange their EMC stock-based awards (including the PARs) for equivalent VMware stock-based awards in connection with our IPO. The number of VMware stock-based awards received was determined by an exchange ratio based upon EMC’s two-day weighted average trading price prior to the consummation of our IPO and the IPO price of our Class A common stock. Acceleration of the PARs was approved in January 2008 by the EMC Compensation Committee with respect to those PARs held by our Named Executive Officers that were not exchanged for VMware restricted stock and by the VMware Committee for those PARs that were exchanged. As a result, the remaining unvested 2004 PARs that Ms. Greene exchanged for 28,030 shares of VMware common stock vested and 300,000 shares of EMC common stock subject to 2005 PARs that Ms. Greene did not exchange vested.

The remaining unvested 2005 PARs held by Mr. Eschenbach, Ms. Garde and Mr. Jurewicz also accelerated, as detailed in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table below. In the case of Mr. Eschenbach, the accelerated vesting of 30,000 of the PARs granted to him in 2005, was subject to EMC’s achievement of earnings per share targets. Since EMC achieved its 2007 earnings per share target of 72 cents, the 2007 tranche of this award vested on an accelerated basis. For purposes of determining whether the EPS goal was achieved, stock option expense, restructuring charges, operating results from acquisitions closed during the year, and positive tax adjustments for prior periods were excluded from the calculation of EPS.

In anticipation of the IPO, our Board of Directors adopted the 2007 Equity and Incentive Plan on June 5, 2007 and authorized an exchange offer, pursuant to which our eligible employees were allowed to tender restricted EMC stock or vested and unvested EMC options for restricted VMware stock or unvested VMware options, respectively, in conjunction with our IPO.

Additionally, in June 2007, the Committee approved broad-based equity awards of our Class A common stock to our Named Executive Officers as well as our other employees. The structure and levels of these awards were based upon recommendations by Ms. Greene as well as advice from FWC that provided our Committee with an overview of market competitive practices in similar situations. We believe that the resulting program helped us achieve our strategic objectives by:

•	motivating our employees, including the Named Executive Officers, to achieve our financial goals;

•	promoting retention through the use of multi-year vesting schedules; and

•

aligning the interests of our employees, including the Named Executive Officers, with our stockholders because the value of our equity awards will be tied to increases in the value of our Class A common stock.

One-quarter of the stock options will vest on the first anniversary of the grant date and the remaining three-quarters of the stock options will vest in equal monthly installments thereafter over three years. Stock options generally have a term of six years and are assigned an exercise price equal to the fair market value of VMware Class A common stock on the grant date. Following our IPO, the fair market value has been determined by the closing trading price of our Class A common stock on the date of grant.

During 2007, our Named Executive Officers received the following stock option grants prior to our IPO at an exercise price of $23.00 per share:

Name	Shares Subject to Stock Options
Diane B. Greene	1,000,000
Carl M. Eschenbach	350,000
Mark S. Peek	250,000
Rashmi Garde	200,000
Thomas J. Jurewicz	100,000

Additionally, in July 2007, the Committee approved a grant of 85,000 restricted stock units (“RSUs”) to Ms. Greene which is scheduled to vest in full on February 1, 2009 if certain criteria established to qualify the RSUs as performance-based compensation under Section 162(m) of the Internal Revenue Code are satisfied in 2008. The RSU award was in consideration of an earlier commitment by EMC to grant EMC equity awards to Ms. Greene which the Committee believed would be more appropriately fulfilled through the grant of our equity in light of our planned IPO. The Committee also believed the award, together with the stock options listed above, were appropriate incentives to provide for Ms. Greene’s long term retention with us following our IPO.

In connection with hiring Mr. Peek as our CFO, we granted him 250,000 stock options in June 2007 pursuant to our April 2007 offer to him as an inducement to join us. The employment offer to Mr. Peek also provided for the grant of restricted stock awards with a value equal to the value of the stock options and restricted stock forfeited when he left his prior employer. This resulted in a grant of 433,216 RSUs. The RSUs provide for 3-year cliff vesting, with one-third of the award subject to accelerated vesting at each of the first two anniversaries of the grant date if the corporate revenue and operating income targets for the second half of 2007 were achieved. As described above, the second half 2007 targets were achieved. In determining the awards for the other Named Executive Officers, the Committee relied on information provided by EMC and management regarding competitive grant levels, as well as advice from FWC, and believes they provided for substantial retention and incentive to create stockholder value.

As discussed above, in connection with our IPO, our Board of Directors approved an exchange offer to eligible employees, including each of our Named Executive Officers, which allowed them to tender their EMC stock options or restricted stock in exchange for VMware stock options or restricted stock. Three of our Named Executive Officers exchanged certain of their EMC options and restricted stock awards for VMware options and restricted stock pursuant to the exchange offer as follows: Ms. Greene received 795,054 stock options and 28,030 shares of restricted stock in the exchange, Mr. Eschenbach received 73,389 stock options and 50,964 shares of restricted stock, and Mr. Jurewicz received 49,393 stock options and 12,231 shares of restricted stock. Please refer to “Outstanding Equity Awards at Fiscal Year-End,” below, for a summary of all equity-based awards held by our Named Executive Officers as of the end of our 2007 fiscal year.

Benefits and Perquisites

Our Named Executive Officers were provided benefits that were commensurate with those offered to full-time employees. Retirement benefits are limited to a 401(k) plan that provides for a matching contribution of 6% of the employee’s contribution, up to a maximum of $3,000 per year. The 401(k) plan is provided as a standard element of compensation in the marketplace, designed to assist employees with retirement savings in a tax-advantaged manner.

On June 5, 2007, our Board of Directors adopted an employee stock purchase plan that is intended to be qualified under Section 423 of the Code. Under the plan, our employees, including our Named Executive Officers, are able to purchase shares at the lower of 85% of the fair market value of the stock at the time of grant or 85% of the fair market value at the time of exercise. Options to purchase shares will be granted twice yearly, on or about January 1 and July 1, and will be exercisable on or about the succeeding June 30 or December 31.

From time to time, we have provided temporary housing allowances to our Named Executive Officers who have moved to the higher-priced San Francisco Bay area in order to join us or take on new positions with us. During 2007, we paid a $7,000 monthly mortgage assistance allowance to Mr. Eschenbach that commenced in 2006 in connection with our prior commitment to him to pay 24 months of housing allowance when he relocated from Pennsylvania to the San Francisco Bay Area in conjunction with his promotion to his current position. We also agreed to pay Mr. Peek a $7,000 monthly housing allowance for the first two years of his employment with us in connection with his move from Seattle, Washington to the San Francisco Bay Area to join us in April 2007. We also reimbursed Mr. Peek for relocation expenses.

We do not generally provide any perquisites to our Named Executive Officers. Prior to our IPO, EMC paid expenses for Mr. Eschenbach’s spouse to attend an EMC function as well as a tax gross-up for such expenses, as detailed in the “Summary Compensation Table” below.

Post-Termination Compensation

Ms. Greene’s employment agreement provides for benefits upon termination of employment under certain circumstances, including in connection with a change of control. Ms. Greene’s employment agreement provides that if Ms. Greene’s employment is terminated by us without “cause” or by Ms. Greene for “good reason” (together, a “qualifying termination of employment”), Ms. Greene will be entitled to vesting credit on all time-based vesting equity awards granted to her by us and EMC for the period from the date of termination until the next anniversary of the pricing of our IPO, which occurred on August 13, 2007. In addition, Ms. Greene will be eligible to vest in performance awards which were scheduled to vest in such period if the applicable performance metrics are achieved. If such a termination occurs within the two-year period following a change in control of VMware, Ms. Greene will be entitled to full vesting of all equity awards granted to her by us and by EMC. See also “Employment Agreement with CEO” below.

Mr. Peek’s agreement with us entitles him to full acceleration of vesting of all unvested RSUs that were granted to him in connection with his hiring in the event that Mr. Peek’s employment is terminated following a change of control other than for cause or by Mr. Peek because his duties have been diminished such that he no longer serve as a chief financial officer of a public entity. Mr. Jurewicz is entitled to a severance payment equal to three months of his annual salary if his employment is terminated without cause.

The change in control and severance arrangements we have in place were provided as necessary to attract and retain our executives. We believe these arrangements are reasonable when compared to competitive market practices.

We provide death benefits and disability insurance to our employees including our Named Executive Officers. VMware stock options and restricted stock units also vest in the event of death or disability.

Tax Deductibility

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. The Committee may consider the impact of Section 162(m) when designing our cash and equity bonus programs, but may elect to provide compensation that is not fully deductible as a result of Section 162(m) if it determines this is in our best interests. The Committee has structured our 2008 annual bonus plan for our Named Executive Officers and the performance objectives for vesting in Ms. Greene’s RSU award (discussed below in “Employment Agreement with CEO”) to allow it to qualify as performance-based compensation under Section 162(m).

Hedging Policy

We have adopted a policy prohibiting any of our directors or employees, including the Named Executive Officers, from “hedging” their ownership in shares of our common stock or other equity-based interests in us, including by engaging in short sales or trading in derivative securities relating to our common stock and the common stock of EMC.

Employment Agreement with CEO

On July 26, 2007, we entered into an employment agreement with Ms. Greene. The employment agreement has a one-year term, subject to automatic annual renewals for additional one-year periods unless thirty days’ notice is given not to renew the agreement. The employment agreement provides that Ms. Greene will serve as our President and Chief Executive Officer and a member of our Board of Directors. The agreement provides for an annual base salary of $750,000 and an aggregate annual bonus target of $750,000. Ms. Greene’s salary was increased to $750,000 effective June 1, 2007, and her aggregate annual bonus target was increased retroactive to January 1, 2007. Bonuses will be paid subject to the achievement of specified individual performance objectives and the Company’s attainment of financial objectives as approved by the Compensation Committee. The employment agreement provides that in the event of a qualifying termination of employment, including in connection with a change of control, Ms. Greene will be entitled to certain severance benefits described above in “Post Termination Compensation” and further detailed in the section “Potential Payments Upon Termination or Change of Control.” For purposes of the employment agreement, “cause” is defined generally as Ms. Greene’s willful and continued failure to perform her employment duties; willful material misconduct in the performance of her duties to the Company; conviction of a felony or a misdemeanor involving moral turpitude; or commission of an act involving personal dishonesty that results in material harm to the Company. “Good Reason” is generally defined as the assignment to Ms. Greene of any duties inconsistent with her status as President and Chief Executive Officer of the Company; any material adverse alteration in her roles, titles, reporting relationship or in the nature or status of her responsibilities; a reduction by the Company in her base salary; a reduction by the Company in her aggregate annual bonus target; or the relocation of her principal place of employment by more than fifty miles.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information in respect of the Named Executive Officers for the fiscal years ended December 31, 2007 and 2006. The amounts shown in the Stock Awards and Option Awards columns do not reflect compensation actually received by the Named Executive Officer. Instead the amounts shown includes the compensation cost recognized under FAS 123R in respect of awards granted in 2007 and in prior years. For more information on FAS 123R, refer to footnote (1) below.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Diane B. Greene	2007	583,333	—		4,591,365	2,447,870	940,085	—	—		8,562,653
President, Chief Executive Officer and Director	2006	350,000	—		4,222,824	1,394,567	449,708	—	—		6,417,099

Mark S. Peek	2007	283,333	99,314	(4)	1,882,380	281,021	188,216	—	103,340	(5)	2,837,604
Chief Financial	2006	—	—		—	—	—	—	—		—
Officer(3)

Thomas J. Jurewicz	2007	230,000	—		138,628	138,347	80,662	—	3,000	(7)	590,637
Vice President of	2006	207,500	—		203,595	20,963	68,959	—	3,000	(7)	504,017
Finance(6)

Carl M. Eschenbach	2007	487,500	37,500	(8)	1,272,829	566,775	266,282	—	89,465	(9)	2,720,351
Executive Vice	2006	355,000	112,500	(8)	921,534	134,593	319,781	—	90,345	(10)	1,933,753
President of Worldwide Field Operations

Rashmi Garde	2007	257,500	10,000	(11)	567,709	241,935	90,306	—	3,000	(7)	1,170,450
Vice President and	2006	250,000	—		326,027	17,150	89,194	—	3,000	(7)	685,371
General Counsel

(1)	Amounts shown represent the compensation costs for financial reporting purposes of previously granted stock awards and stock options recognized for the years ended December 31, 2006 and December 31, 2007 under FAS 123R, rather than an amount paid to or realized by the Named Executive Officer. The FAS 123R value as of the grant date for stock awards and stock options is spread over the number of months of service required for the grant to become non-forfeitable. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in the financial statement reporting for such awards. Amounts expensed in 2006 and 2007 for stock awards and stock options that were granted in years prior to 2006 and 2007 are also reflected in this column. There can be no assurance that the FAS 123R amount will ever be realized. Assumptions used in the calculation of these amounts are included in Note J to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(2)	Amounts consist of bonuses earned for services rendered in the respective fiscal years. For more details on the annual bonus, see “Compensation Discussion and Analysis—Annual Bonus” and “Grants of Plan-Based Awards.”

(3)	Mr. Peek joined us as our Chief Financial Officer in April 2007. Payments for his base annual salary of $400,000 and his annual bonus amounts were pro-rated for 2007.

(4)	Amount consists of a signing bonus provided to Mr. Peek.

(5)	Amount consists of $38,090 in relocation expenses, $63,000 for 9 monthly payments in 2007 pursuant to a $7,000 monthly housing allowance we agreed to provide to Mr. Peek for the first 24 months of his employment with us and $2,250 matching contribution to Mr. Peek’s 401(k) account.

(6)	Mr. Jurewicz served as our principal financial officer until April 2007.

(7)	Amount consists of $3,000 matching contribution to executive’s 401(k) account.

(8)	Represents a discretionary bonus paid to Mr. Eschenbach by EMC.

(9)	Amount consists of $84,000 for 12 monthly payments in 2007 pursuant to a $7,000 monthly housing allowance we agreed to provide to Mr. Eschenbach for 24 months in connection with his relocation to the San Francisco Bay Area, $3,000 matching contribution to Mr. Eschenbach’s 401(k) account, $1,584 of imputed income for expenses of Mr. Eschenbach’s spouse to attend an EMC company function and an $882 tax gross-up of such expenses.

(10)	Amount consists of $84,000 for 12 monthly payments in 2006 pursuant to a $7,000 monthly housing allowance we agreed to provide to Mr. Eschenbach for 24 months in connection with his relocation to the San Francisco Bay Area, $3,000 matching contribution to Mr. Eschenbach’s 401(k) account, $2,464 of imputed income for expenses of Mr. Eschenbach’s spouse to attend an EMC company function that were paid by EMC and an $881 tax gross-up of such expenses.

(11)	Represents a discretionary bonus paid to Ms. Garde approved by our Compensation and Corporate Governance Committee.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants to the Named Executive Officers under our annual cash incentive bonus plan during the fiscal year ended December 31, 2007. For further information, see “Compensation Discussion and Analysis—Annual Bonus.” The actual amounts realized in respect of the non-equity plan incentive awards in respect of the 2007 fiscal year are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The following table also sets forth information with respect to stock awards and option awards granted during 2007.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Diane B. Greene	6/8/2007		—	—	—	—	—	—	—		1,000,000	(3)	23.00	7,971,763
	7/25/2007	(4)	—	—	—	—	85,000	—	—		—		—	6,862,900	(4)
	N/A		450,000	750,000	1,031,250	—	—	—	—		—		—	—

Mark S. Peek	6/7/2007		—	—	—	—	—	—	433,216	(5)	—		—	9,963,968
	6/8/2007		—	—	—	—	—	—	—		250,000	(3)	23.00	1,992,941
	N/A		63,744	159,361	199,201	—	—	—	—		—		—	—
Thomas J. Jurewicz.	6/8/2007		—	—	—	—	—	—	—		50,000	(3)	23.00	398,588
	6/13/2007		—	—	—	—	—	—	—		50,000	(3)	23.00	399,610
	N/A		27,600	69,000	86,250	—	—	—	—		—		—	—
Carl M. Eschenbach	6/8/2007		—	—	—	—	—	—	—		350,000	(3)	23.00	2,790,117
	N/A		—	237,500	—	—	—	—	—		—		—	—
Rashmi Garde	6/8/2007		—	—	—	—	—	—	—		200,000	(3)	23.00	1,594,353
	N/A		30,900	77,250	96,563	—	—	—	—		—		—	—

(1)	Amounts shown are estimated possible payouts for 2007 under the annual cash bonus plan. These amounts were based on the individual’s 2007 base salary and position. The 2007 plan included corporate and individual performance goals. Corporate performance goals comprised 75% of Ms. Greene’s target amount and 50% of target amounts for the other named executive officers. Threshold payments were set at 80% of the target amounts for both corporate and individual performance except for Mr. Eschenbach and became payable upon achievement of 80% of the corporate performance goals. Accordingly, threshold bonus amounts were 60% of the target amount for Ms. Greene and 40% for the other Named Executive Officers except for Mr. Eschenbach. Maximum payments were set at 150% for corporate performance and 100% for individual performance except for Mr. Eschenbach. Accordingly, maximum performance amounts were 137.5% of the target amount for Ms. Greene and 125% for the Named Executive Officers except for Mr. Eschenbach. During 2007, Mr. Eschenbach’s corporate performance bonus amount was based upon bookings. The amount shown in the target column for Mr. Eschenbach reflects the amount that would be paid if Mr. Eschenbach’s bookings and individual performance targets were met. There was no minimum or maximum payout under Mr. Eschenbach’s 2007 bonus because bookings were not subject to a floor or a cap. For more information on the annual bonus plan, see “Compensation Discussion and Analysis—Annual Bonus.”

(2)	This column reflects the grant date fair value computed in accordance with FAS 123(R) of the stock option and restricted stock unit grants in this table.

(3)	Subject to continued employment, one-quarter of stock option shares indicated vest on the first anniversary of the date of grant and the balance vest monthly on a pro rata basis until vesting is completed on the fourth anniversary of the grant date.

(4)	A grant of 85,000 restricted stock units to Ms. Greene was approved by our Compensation and Corporate Governance Committee on July 25, 2007. Subject to continued employment, the terms of the restricted stock units provide for vesting by February 1, 2009 only if goals established by the Compensation and Corporate Governance Committee are met. The Compensation and Corporate Governance Committee established the vesting performance goals on January 17, 2008. Pursuant to FAS 123(R), the grant date fair value for the award was determined on the date that the performance goals were set and the amount in the above table is based upon the fair market value of $80.74 per share, the closing price on the NYSE of our Class A common stock on January 17, 2008.

(5)	Subject to continued employment, Mr. Peek’s grant of restricted stock units provides for vesting on the third anniversary of the grant date with accelerated vesting if we achieved the corporate performance goals established under our 2007 annual bonus plan for the second half of 2007. Those goals were achieved and one-third of Mr. Peek’s restricted stock unit award shall vest on each of the first three anniversaries of the grant date, subject to his continued employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of December 31, 2007. Between our acquisition by EMC in 2004 and our IPO in August 2007, we operated as a wholly-owned subsidiary of EMC and EMC issued stock options and restricted stock awards to our Named Executive Officers under its 2003 Stock Plan. In June 2007, we adopted our 2007 Equity and Incentive Plan pursuant to which we may grant equity awards for shares of our Class A common stock.

In connection with our IPO, we offered our employees, including our Named Executive Officers, the opportunity to exchange their outstanding EMC equity awards for VMware equity awards issued under our 2007 Equity and Incentive Plan (the “Exchange Offer”). The exchange rate was determined by the ratio of the two-day weighted average trading price of EMC common stock to the IPO price of our Class A common stock. The exchange became effective August 13, 2007 at a ratio of approximately 0.6116 shares of VMware Class A common stock for each share of EMC common stock. The exercise price of exchanged stock options was adjusted in proportion to the exchange ratio.

As indicated in the following table, our Named Executive Officers elected to exchange certain of their EMC equity awards for VMware equity awards in the Exchange Offer and to retain certain of their EMC equity awards. Additionally, prior to our IPO, we granted stock options and restricted stock units (“RSUs”) under the 2007 Equity and Incentive Plan to our Named Executive Officers. Accordingly, as of December 31, 2007, our Named Executive Officers held equity awards for shares of VMware Class A common stock and EMC common stock as follows:

•	EMC equity awards—These equity awards are designated “EMC” in the column labeled “Type” below. EMC common stock is issuable upon the exercise or settlement of EMC equity awards.

•

Exchanged equity awards—These equity awards are designated “VM-Ex” in the column labeled “Type” below. VMware Class A common stock is issuable upon the exercise or settlement of exchanged equity awards. Exchanged awards are generally subject to the initial terms and conditions of the EMC awards for which they were exchanged. Accordingly, shares subject to exchanged awards that were unvested on the effective date of the Exchange Offer continue to vest according to their original vesting schedule. Exchanged options that were vested prior to the Exchange Offer are required to re-vest ratably each month (subject to continuing employment) until fully vested on the one-year anniversary of the Exchange Offer.

•	VMware equity awards—These awards are designated “VMware” in the column labeled “Type” below. VMware Class A common stock is issuable upon the exercise or settlement of VMware equity awards.

The market and payout values for unvested VMware equity awards and exchanged equity awards are calculated based on a market value of $84.99 of our Class A common stock (the closing market price of VMware’s Class A common stock on December 31, 2007) multiplied by the number of shares subject to the award. The market and payout values for unvested EMC stock awards are calculated based on a market value of $18.53 of EMC’s common stock (the closing market price of EMC’s common stock on December 31, 2007) multiplied by the number of shares subject to the award.

	Option Awards						Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)	Type	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Diane B. Greene	VMware	—	1,000,000	(2)	23.00	6/8/13	VMware	—		—	85,000	(3)	7,224,150
	VM-Ex	—	146,780	(4)	23.70	7/22/15	VM-Ex	28,030	(5)	2,382,270	—		—
	VM-Ex	32,617	65,235	(6)	23.70	7/22/15	EMC	300,000	(7)	5,559,000	—		—
	VM-Ex	48,927	97,853	(8)	21.02	10/28/14	—	—		—	—		—
	VM-Ex	32,617	65,235	(6)	21.02	10/28/14	—	—		—	—		—
	VM-Ex	—	122,316	(9)	18.30	4/29/14	—	—		—	—		—
	VM-Ex	61,157	122,315	(6)	18.30	4/29/14	—	—		—	—		—

Mark S. Peek	VMware	—	250,000	(2)	23.00	6/8/13	VMware	433,216	(10)	36,819,028	—		—

Thomas J. Jurewicz	VMware	—	50,000	(11)	23.00	6/13/13	VM-Ex	12,231	(12)	1,039,513	—		—
	VMware	—	50,000	(2)	23.00	6/8/13	—	—		—	—		—
	VM-Ex	—	9,785	(13)	21.87	5/3/16	—	—		—	—		—
	VM-Ex	815	1,631	(6)	21.87	5/3/16	—	—		—	—		—
	VM-Ex	—	1,834	(9)	18.30	4/29/14	—	—		—	—		—
	VM-Ex	917	1,835	(6)	18.30	4/29/14	—	—		—	—		—
	VM-Ex	5,429	10,859	(6)	2.08	4/14/13	—	—		—	—		—
	VM-Ex	5,429	10,859	(6)	2.08	1/17/12	—	—		—	—		—

Carl M. Eschenbach	VMware	—	350,000	(2)	23.00	6/8/13	VM-Ex	50,964	(14)	4,331,430	—		—
	VM-Ex	—	61,158	(13)	21.87	5/3/16	EMC	47,500	(15)	880,175	—		—
	VM-Ex	—	12,231	(9)	18.30	4/29/14	—	—		—	—		—
	EMC	556	—		2.26	12/10/13	—	—		—	—		—

Rashmi Garde	VMware	—	200,000	(2)	23.00	6/8/13	EMC	25,000	(15)	463,250	—		—
	EMC	—	6,000	(9)	11.19	4/29/14	EMC	18,750	(16)	347,438	—		—

(1)	VMware stock options were granted 6 years prior to the scheduled expiration date. EMC and exchanged options were granted 10 years prior to the scheduled expiration date.

(2)	One-quarter of these options vests on June 8, 2008 and the remaining shares vest ratably each month until fully vested on June 8, 2011, subject to continued employment.

(3)	These RSUs vest upon if certain criteria established to qualify the RSUs as performance-based compensation under Section 162(m) of the Code are satisfied in 2008 and upon continued employment through February 1, 2009.

(4)	One-third of these options will vest on each of July 22 of 2008, 2009 and 2010, subject to continued employment.

(5)	These shares of VMware restricted stock were issued to Ms. Greene in exchange for shares of EMC performance-accelerated restricted stock (“PARs”) that were unvested as of the effective date of the Exchange Offer. Subject to continued employment, these shares were scheduled to vest on October 24, 2009, the fifth anniversary of the grant date. Vesting was subject to acceleration upon achievement of certain VMware corporate performance objectives which were achieved in fiscal 2007. Accordingly, all of these shares became fully vested on January 31, 2008. For further information, see “Compensation Discussion and Analysis—Long Term Awards.”

(6)	These options represent VMware stock options that were issued in exchange for vested EMC stock options in the Exchange Offer and became subject to monthly re-vesting until fully vested on the first anniversary of the Exchange Offer. Accordingly, subject to continued employment, shares unvested as of December 31, 2007 vest ratably in eight equal monthly installments until fully vested on the first anniversary of the Exchange Offer on August 13, 2008.

(7)	Subject to continued employment, these PARs were scheduled to vest on July 22, 2010, the fifth anniversary of the grant date. Vesting was subject to acceleration upon achievement of certain VMware corporate performance objectives which were achieved in fiscal 2007. Accordingly, the shares indicated became fully vested on January 30, 2008. For further information, see “Compensation Discussion and Analysis—Long Term Awards.”

(8)	One-half of these options vests on each of October 28 of 2008 and 2009, subject to continued employment.

(9)	One-half of these options vests on each of April 29 of 2008 and 2009, subject to continued employment.

(10)	Award was scheduled to vest on June 7, 2010, the third anniversary of the grant date. Vesting was subject to acceleration upon achievement of certain VMware corporate performance objectives which were achieved in fiscal 2007. Accordingly, one-third of these RSUs shall vest each of June 7, 2008, 2009 and 2010, subject to continued employment. For further information, see “Compensation Discussion and Analysis—Long Term Awards.”

(11)	One-quarter of these options vests on June 13, 2008 and the remaining shares vest ratably each month thereafter until fully vested on June 13, 2011, subject to continued employment.

(12)	These shares of VMware restricted stock were issued in exchange for PARs that were unvested as of the effective date of the Exchange Offer. Subject to continued employment, these PARs were scheduled to vest on May 17, 2010, the fifth anniversary of the grant date. Vesting was subject to acceleration upon achievement of certain VMware corporate performance objectives which were achieved in fiscal 2007. Accordingly, one half of these shares became vested on January 31, 2008 and the remaining half vest ratably on the last day of each month thereafter during 2008 until they are fully vested on December 31, 2008. For further information, see “Compensation Discussion and Analysis—Long Term Awards.”

(13)	One-quarter of these options vests on each of May 3 of 2008, 2009, 2010 and 2011, subject to continued employment.

(14)	One half of these shares of restricted stock vested on March 1, 2008 and, subject to continued employment, the balance will vest on March 1, 2009.

(15)	Subject to continued employment, these PARs were scheduled to vest on May 17, 2010, the fifth anniversary of the grant date. Vesting was subject to acceleration upon achievement of certain VMware corporate performance objectives which were achieved in fiscal 2007. Accordingly, these shares became fully vested on January 30, 2008. For further information, see “Compensation Discussion and Analysis—Long Term Awards.”

(16)	Subject to continued employment, these PARs were scheduled to vest on October 20, 2010, the fifth anniversary of the grant date. Vesting was subject to acceleration upon achievement of certain VMware corporate performance objectives which were achieved in fiscal 2007. Accordingly, these shares became fully vested on January 30, 2008. For further information, see “Compensation Discussion and Analysis—Long Term Awards.”

Option Exercises and Stock Vested

The following table sets forth information regarding stock options and stock awards exercised and vested, respectively, for the Named Executive Officers during fiscal year ended December 31, 2007. All such exercised and vested stock options and awards were for shares of EMC common stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Diane B. Greene	—	—	195,833	2,733,829
Mark S. Peek	—	—	—	—
Thomas J. Jurewicz	12,428	209,785	10,000	139,600
Carl M. Eschenbach	45,358	255,387	70,417	978,021
Rashmi Garde	30,936	387,561	18,750	261,750

(1)	Represents the difference between the exercise price and the fair market value of the EMC common stock on the date of exercise for each option multiplied by the number of options exercised on each such date.
(2)	Represents the fair market value of EMC common stock on the applicable vesting date, multiplied by the number of shares of restricted stock vested on each such date.

Pension Benefits

VMware does not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

VMware employees are not provided with a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

The tables below reflect the compensation and benefits due to each of the Named Executive Officers in the event of termination of employment or a change in control under the circumstances described below.

Payments and Benefits upon any Termination

Employees, including the Named Executive Officers, are entitled to receive earned and unpaid compensation upon any termination of employment. Accordingly, subject to the exceptions noted below, upon any termination of employment the Named Executive Officers will receive accrued but unused vacation pay. In addition, except as noted below, all unvested stock awards will terminate upon any termination of employment. The vested portion of all VMware and EMC stock options, including stock options issued in the Exchange Offer, generally remain exercisable for a period of three months following the date of termination other than for cause. Additionally, Ms. Greene is entitled to unpaid, but earned and accrued annual incentive awards for any completed fiscal year as of her termination of employment.

Voluntary Termination

Except as discussed above for Ms. Greene, a Named Executive Officer who voluntarily terminates employment is not entitled to any compensation benefits other than those that are paid to all employees upon any termination of employment.

Involuntary Termination For Cause

Except as discussed above for Ms. Greene, a Named Executive Officer whose employment is terminated for cause is not entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment.

Involuntary Termination Without Cause or For Good Reason

Except as discussed below, a Named Executive Officer whose employment is involuntarily terminated without cause or who terminates employment for good reason is not entitled to any benefits other than those that are paid to all employees upon any termination of employment as described above. The provision of any additional compensation and benefits would be made at the discretion of the Compensation and Corporate Governance Committee. However, if one of our employees’ employment is terminated in connection with a reduction in force, a pro rata portion of the PARs granted to the employee will vest if the performance goals are subsequently achieved. Since it is unlikely the Named Executive Officers would be terminated in connection with a reduction in force, the tables below do not include an estimate of the value of PARs that would potentially vest if the performance goals were subsequently achieved. Additionally, with the exception of Mr. Jurewicz who holds a PARs award that continues to vest monthly until completely vested on December 31, 2008, all of our Named Executive Officers who held PARs awards became fully vested in such awards on or before January 31, 2008.

Certain of our Named Executive Officers are contractually entitled to compensation or benefits in addition to those paid to all employees upon any termination of employment as described above. Mr. Jurewicz, is entitled to a severance payment equal to three months of his annual salary if his employment is involuntarily terminated without cause. Ms. Greene is entitled to any unpaid, but earned and accrued annual incentive award for any completed fiscal year as of termination of employment. Additionally, Ms. Greene would be entitled to vesting credit on all time-based vesting equity awards granted to her by us and EMC for the period from the date of termination until the next anniversary of the pricing of our IPO, which occurred on August 13, 2007. Ms. Greene will also be eligible to vest in performance awards which were scheduled to vest in such period if the applicable performance metrics are achieved. All such awards shall be exercisable for a period of three years following her termination (or the remaining option term, whichever is shorter). Ms. Greene is also entitled to these benefits if she terminates her employment for “good reason,” as defined in her employment agreement and discussed above in “Compensation Discussion and Analysis—Employment Agreement with CEO.”

Change in Control

Our Named Executive Officers do not have change in control agreements. However, certain of our Named Executive Officers are contractually entitled to compensation or benefits if they are involuntarily terminated other than for cause or terminate their employment for good reason following a change in control. If Ms. Greene is involuntarily terminated other than for cause or she terminates her employment for good reason within two years following a change in control, she shall become fully vested in all equity awards granted to her by us and EMC and such awards shall be exercisable for a period of three years following her termination (or the remaining option term, whichever is shorter).

If, following a change in control, Mr. Peek is involuntarily terminated other than for cause or terminates his employment because his duties have been diminished such that he no longer serve as a chief financial officer of a public entity, he will become fully vested in his RSUs that were granted to him in connection with his hiring.

As of the date of this proxy statement, Ms. Garde holds an EMC stock option. EMC equity awards granted to VMware employees under EMC’s 2003 Stock Incentive Plan will vest if EMC is not the surviving corporation of a merger and the surviving corporation does not issue replacement awards. As of December 31, 2007, Ms. Greene and Mr. Eschenbach also held EMC equity awards but those awards fully vested on January 30, 2008 and therefore, there is no further acceleration under those awards in the event of a change in control of EMC. VMware equity awards granted under our 2007 Plan do not provide for automatically accelerated vesting in the event of a change in control. VMware equity awards issued in exchange for EMC equity awards in the Exchange Offer also do not automatically vest in the event of a change in control.

Death

In addition to providing the benefits that are provided to all employees generally upon any termination of employment, upon an employee’s death, the employee’s survivors will continue to receive the employee’s base salary for six months and we will make a $10,000 contribution to a tax-qualified education fund in respect of each of the deceased employee’s minor children. In addition, for those employees who hold equity awards granted under EMC’s 2003 Stock Incentive Plan and our 2007 Equity and Incentive Plan, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death will remain exercisable for three years thereafter.

Disability

We do not have guidelines for providing compensation or benefits upon an employee’s disability other than providing the benefits that are provided to all employees generally upon any termination of employment. However, for those employees who hold equity awards granted under EMC’s 2003 Stock Incentive Plan and our 2007 Equity and Incentive Plan, unvested stock options and stock awards will immediately vest, and all options held by an employee prior to his or her termination for disability will remain exercisable for three years thereafter.

Retirement

We do not provide any retirement benefits to the Named Executive Officers, other than the matching 401(k) plan contributions of up to $3,000 per year that are provided to all employees who participate in our 401(k) plan.

However, employees are generally entitled to continued vesting and exercisability with respect to their EMC equity awards if they are retirement eligible under EMC’s equity plans. For this purpose, employees are eligible to retire if they voluntarily terminate employment after 20 years of service or after they have attained age 55 with five years of service and provided they give six months’ advance notice. None of the Named Executive Officers are retirement eligible. We do not have a similar retirement benefit for awards granted under our 2007 Equity and Incentive Plan.

Valuation of Accelerated Vesting of Equity Awards

The amounts shown in the tables are estimates of the amounts which would have been paid upon termination of employment if such termination had occurred on December 31, 2007. The actual amounts to be paid can only be determined at the time of the termination of employment. The value of accelerated vesting in stock options and restricted stock awards and units is determined by the fair market value of our Class A common stock of $84.99 per share and the fair market value of EMC common stock of $18.53 per share, which were the closing prices of such shares on the NYSE on December 31, 2007.

Diane B. Greene

The following table shows the potential payments and benefits that will be provided under each of the scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination Without Cause($)(1)		Involuntary Termination Without Cause on Change in Control of VMware($)(1)		Death($)		Disability ($)
Incremental Benefits Pursuant to Termination Event		—		—		—		—
Cash Severance	—	—		—		375,000		—
Annual Bonus Payout(2)	491,678	491,678		491,678		491,678		491,678
Tax Qualified Education Fund Contribution	—	—		—		20,000
VMware In-the-Money Value of Accelerated Stock Options	—	44,616,122		101,731,580		101,731,580		101,731,580
VMware Value of Accelerated Restricted Stock	—	2,382,270		9,606,420		9,606,420		9,606,420

Total Value: Incremental Benefits	491,678	47,490,070	(3)	111,829,678	(3)	112,224,678	(3)	111,829,678	(3)

(1)	Ms. Greene is also entitled to such amounts if her employment is terminated for good reason. For more information, see “Compensation Discussion and Analysis—Employment Agreement with CEO.”
(2)	The amount of the annual bonus payout represents the amount of the bonus for the second half of 2007 which Ms. Greene earned and accrued but which was unpaid as of December 31, 2007 and which would be payable to her pursuant to her employment agreement if her employment had terminated on such date.
(3)	On December 31, 2007, Ms. Greene also held an EMC restricted stock award for 300,000 shares of EMC restricted stock that would have accelerated upon a change of control of EMC or the other termination scenarios described in this table other than voluntary termination. The value of the acceleration of vesting in that award as of December 31, 2007 was $5,559,000. That award fully vested on January 30, 2008 and therefore, the right to accelerated vesting in that award no longer has any value.

Mark S. Peek

The following table shows the potential payments and benefits that will be provided under each of the scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination Without Cause($)	Involuntary Termination Without Cause on Change in Control of VMware($)(1)	Death($)	Disability ($)
Incremental Benefits Pursuant to Termination Event	—	—	—	—	—
Cash Severance	—	—	—	200,000	—
Tax Qualified Education Fund Contribution	—	—	—	20,000	—
VMware In-the-Money Value of Accelerated Stock Options	—	—	—	15,497,500	15,497,500
VMware Value of Accelerated Restricted Stock	—	—	36,819,028	36,819,028	36,819,028

Total Value: Incremental Benefits	—	—	36,819,028	52,536,528	52,316,528

(1)	Mr. Peek is also entitled to such amounts if, following a change of control, he terminates his employment due to a change in his duties as described above.

Thomas J. Jurewicz

The following table shows the potential payments and benefits that will be provided under each of the scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination Without Cause($)	Involuntary Termination Without Cause on Change in Control of VMware($)	Death($)	Disability ($)
Incremental Benefits Pursuant to Termination Event	—	—	—	—	—
Cash Severance	—	57,500	57,500	115,000	—
Tax Qualified Education Fund Contribution	—	—	—	40,000	—
VMware In-the-Money Value of Accelerated Stock Options	—	—	—	8,964,903	8,964,903
VMware Value of Accelerated Restricted Stock	—	—	—	1,039,513	1,039,513

Total Value: Incremental Benefits	—	57,500	57,500	10,159,416	10,004,416

Carl M. Eschenbach

The following table shows the potential payments and benefits that will be provided under each of the scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination Without Cause($)	Involuntary Termination Without Cause on Change in Control of VMware($)	Death($)		Disability ($)
Incremental Benefits Pursuant to Termination Event		—	—	—		—
Cash Severance	—	—	—	262,500		—
Tax Qualified Education Fund Contribution	—	—	—	30,000		—
VMware In-the-Money Value of Accelerated Stock Options	—	—	—	26,372,478		26,372,478
VMware Value of Accelerated Restricted Stock	—	—	—	4,331,430		4,331,430

Total Value: Incremental Benefits	—	—	—	30,996,408	(1)	30,703,908	(1)

(1)	On December 31, 2007, Mr. Eschenbach also held an EMC restricted stock award for 47,500 shares of EMC restricted stock that would have accelerated upon a change of control of EMC or Mr. Eschenbach’s death or disability. The value of the acceleration of vesting in that award as of December 31, 2007 was $880,175. That award fully vested on January 30, 2008 and therefore, the right to accelerated vesting in that award no longer has any value.

Rashmi Garde

The following table shows the potential payments and benefits that will be provided under each of the scenarios discussed above.

Element	Voluntary Termination ($)	Involuntary Termination Without Cause($)	Change in Control of EMC ($)		Involuntary Termination Without Cause on Change in Control of VMware($)	Death($)		Disability ($)
Incremental Benefits Pursuant to Termination Event		—	—		—	—		—
Cash Severance	—	—	—		—	128,750		—
Tax Qualified Education Fund Contribution	—	—	—		—	20,000		—
VMware In-the-Money Value of Accelerated Stock Options	—	—	—		—	12,398,000		12,398,000
VMware Value of Accelerated Restricted Stock	—	—	—		—	—		—
EMC In-the-Money Value of Accelerated Stock Options	—	—	44,040		—	44,040		44,040

Total Value: Incremental Benefits	—	—	44,040	(1)	—	12,590,790	(1)	12,442,040	(1)

(1)	On December 31, 2007, Ms. Garde also held an EMC restricted stock awards for 25,000 and 18,750 shares of EMC restricted stock that would have accelerated upon a change of control of EMC or Ms. Garde’s death or disability. The value of the acceleration of vesting in those award as of December 31, 2007 was $810,668. Those awards fully vested on January 30, 2008 and therefore, the right to accelerated vesting in those awards no longer has any value.

Employment Agreements with Executive Officers

We typically provide employment offer letters to each of our employees, including our Named Executive Officers, upon commencement of employment with us that establish the employee’s starting base salary and initial bonus and equity award eligibility. In addition to those terms, we have agreed to certain additional arrangements with certain of our Named Executive Officers:

Diane Greene—We have entered into an employment agreement with Ms. Greene. For more information, please see “Compensation Discussion and Analysis—Employment Agreement with CEO” and “Potential Payments upon Termination or Change of Control.”

Mark Peek—Our offer letter with Mr. Peek provides that he will receive a $7,000 monthly housing allowance for the first 24 months of his employment with us commencing in April 2007. Additionally, we entered into a letter agreement with Mr. Peek that provides for full acceleration of vesting of all unvested RSUs that were granted to him in connection with his hiring in connection with involuntary termination of his employment following a change in control or if he terminates his employment due to certain reductions in his duties following a change in control. For additional information, please see “Potential Payments on Termination or Change of Control.”

Tom Jurewicz—Our offer letter with Mr. Jurewicz provides that he will receive a severance payment equal to three months of his base salary in the event of his termination without cause. For additional information, please see “Potential Payments upon Termination or Change of Control.”

Carl Eschenbach—We agreed to provide Mr. Eschenbach with a $7,000 monthly housing allowance for 24 months commencing in 2006 when he earlier agreed to relocate to the San Francisco Bay Area.

Dev R. (Richard) Sarwal—In January 2008, our Board of Directors designated Dev R. (Richard) Sarwal as an executive officer of the Company. In November 2007, Mr. Sarwal accepted our offer letter to join us as our Executive Vice President, Research and Development at an annual base salary of $550,000 and with an annual bonus target of 50% of annual base salary under the Bonus Program. We also granted Mr. Sarwal options to purchase 100,000 shares of our Class A common stock, subject to the usual vesting schedule under the 2007 Equity and Incentive Plan, and 125,000 RSUs, vesting in equal annual installments of 25% per year. As part of our inducement for Mr. Sarwal to accept our offer, we also granted Mr. Sarwal the right to receive an annual cash top-up payment in the event that the cumulative taxable income realized upon vesting of his RSUs on each of the first, second, third and fourth anniversaries of the grant date totals less than $1,250,000, for each year of service.

Additionally, in the event of a “change in control” transaction where Mr. Sarwal’s employment is terminated without “cause” or he terminates employment with us for “good reason,” then all of his unvested stock options and RSUs will automatically vest. Further, during his first two years of employment with us, if we terminate Mr. Sarwal’s employment without “cause” or he resigns for “good reason,” then he shall vest in one-half of the remaining unvested RSUs granted to him in connection with his hiring.

Indemnification Agreements and Director and Officer Insurance

We have entered into agreements to indemnify our directors and executive officers. We will indemnify our directors and executive officers out of the assets of the company, to the fullest extent permitted by law, against all losses resulting from acts done or omitted to be done in connection with the execution of their duties as directors or officers, to the extent such indemnification is permitted by law. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Our directors and officers are insured against certain losses from potential third-party claims for which we are legally or financially unable to indemnify them. We self-insure with respect to potential third-party claims that create a direct liability to such third party or an indemnification duty on our part. Our certificate of incorporation and our bylaws contain provisions that limit the liability of our directors.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Compensation and Corporate Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Corporate Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

David N. Strohm, Chair

Michael W. Brown

Dennis D. Powell(1)

(1)	Mr. Powell was appointed to the Compensation and Corporate Governance Committee in January 2008.

DIRECTOR COMPENSATION

The Compensation and Corporate Governance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the Board when appropriate. In connection with our IPO, the Board of Directors adopted the following policy with respect to compensation of directors:

•	non-employee directors receive an annual retainer of $40,000;

•	the chair of the Audit Committee receives additional annual compensation of $25,000 and each other member of the Audit Committee receives additional annual compensation of $12,500; and

•

the chair of the Compensation and Corporate Governance Committee and the chair of the Mergers and Acquisitions Committee each receive additional annual compensation of $20,000 and each other member of the Compensation and Corporate Governance Committee and the Mergers and Acquisitions Committee receives additional annual compensation of $10,000.

We also reimburse our directors for reasonable expenses in connection with attendance at board and committee meetings.

In connection with our IPO, in June 2007, we granted early-exercisable stock options that vest in equal parts on each of the first three anniversaries of the grant date for the purchase of 40,000 shares of our Class A common stock to each of our non-employee directors then serving on our Board—Messrs. Brown, Egan and Strohm. In January 2008, the Board adopted a policy with respect to future equity grants for non-employee directors that provides for:

•	initial grants of 12,000 stock options and 2,000 RSUs upon commencement of service on our Board, both awards vesting in annual installments over two years; and

•	annual grants of 6,000 stock options and 2,000 RSUs to continuing non-employee directors, vesting in quarterly installments over one year.

Accordingly, in January 2008 we granted a stock option to purchase 12,000 shares and an award of 2,000 RSUs to Dennis Powell. Both awards vest in equal annual installments over two years, with vesting commencing on November 8, 2007, the date that Mr. Powell was initially elected to our Board.

We do not provide compensation to Mr. Tucci and Mr. Goulden for their service on our Board because they are officers of EMC. Additionally, Ms. James, who was initially elected to our Board after being designated for her position pursuant to an agreement we entered into with Intel in connection with their investment in us, has elected not to receive compensation for her service on our Board of Directors.

The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Paid(1) ($)	Option Awards(2) ($)	Total ($)
Joseph M. Tucci*(3)	—	—	—
Michael W. Brown(4)(5)(6)(7)	28,708	52,084	80,792
John R. Egan*(3)(6)(7)(8)	25,446	52,084	77,530
David I. Goulden(3)(4)	—	—	—
Renee J. James*(4)	—	—	—
Dennis D. Powell(4)(5)(9)	7,980	—	7,980
David N. Strohm(3)(5)(6)(7)	26,794	52,084	78,878

*	Nominee for Director

(1)	Board fees for 2007 were pro-rated for the period commencing with the closing of our IPO on August 17, 2007.
(2)	Amounts shown represent the compensation costs for financial reporting purposes of previously granted stock awards and stock options recognized for the year ended December 31, 2007 under FAS 123R, rather than an amount paid to or realized by the director. The FAS 123R value as of the grant date for stock awards and stock options is spread over the number of months of service required for the grant to become non-forfeitable. The amount disclosed disregards estimates of forfeitures of awards that are otherwise included in the financial statement reporting for such awards. There can be no assurance that the FAS 123R amount will ever be realized. Assumptions used in the calculation of these amounts are included in Note J to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2008.
(3)	Member of the Mergers and Acquisitions Committee.
(4)	Member of the Audit Committee.
(5)	Member of the Compensation and Corporate Governance Committee.
(6)	Mr. Brown is the Chair of the Audit Committee, Mr. Egan is the Chair of the Mergers and Acquisitions Committee and Mr. Strohm is the Chair of the Compensation and Corporate Governance Committee.
(7)	Mr. Brown, Mr. Egan and Mr. Strohm each received a stock option grant of 40,000 shares on June 29, 2007. The grant date fair value of each grant computed in accordance with FAS123(R) was $311,418.
(8)	Mr. Egan was a member of the Audit Committee until November 8, 2007.
(9)	Mr. Powell was elected to our Board on November 8, 2007 and his fees for 2007 were pro-rated for the period since his appointment. He was appointed to the Compensation and Corporate Governance Committee on January 18, 2008. Accordingly, his director fees for 2007 do not include fees for membership on that committee.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

From time to time, we may enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the Federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than five percent of either class of our common stock. We may enter into such transactions in the ordinary course of business in connection with the design, development, marketing, sales and distribution of our products and in the administration and oversight of our business operations.

We have adopted a written policy and procedures for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, such transactions must also be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Our policy provides that transactions with related persons are subject to review by our Audit Committee.

The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to VMware Inc., 3401 Hillview Avenue, Palo Alto, CA 94304, Attention: Legal Department.

Additionally, ownership interests of our directors or officers in the common stock of EMC, or service as both a director of EMC and VMware, or as a director of VMware and an officer or employee of EMC could create, or appear to create potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and EMC. In order to address potential conflicts of interest between us and EMC with respect to corporate opportunities, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, right, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. Our certificate of incorporate also contains provisions limiting the liability of our directors or officers who are also directors or officers of EMC in the event they learn of a transaction that may be a corporate opportunity for both and EMC, provided they comply with the policies set forth in our certificate of incorporation. For more information, see “Transactions with Related Persons—Our Relationship with EMC Corporation” below.

TRANSACTIONS WITH RELATED PERSONS

Our Relationship with EMC Corporation

Prior to our IPO in August 2007, we operated as a wholly-owned subsidiary of EMC. EMC continues to be our majority stockholder and we are considered a “controlled company” under the rules of the New York Stock Exchange. EMC has the power, acting alone, to approve any action requiring a vote of the majority of our voting shares and to elect all our directors. In addition, until the first date on which EMC or its successor-in-interest ceases to beneficially own 20% or more of the outstanding shares of our common stock, the prior affirmative vote or written consent of EMC as the holder of our Class B common stock or its successor-in-interest will be required for us to authorize a number of significant actions.

As described in “Our Board of Directors and Nominees” above, two members of our Board of Directors are executive officers of EMC. The chairman of our board, Joseph Tucci, is the Chairman, Chief Executive Officer and President of EMC and David Goulden is the Executive Vice President and Chief Financial Officer of EMC.

Overview

We operated as a wholly owned subsidiary of EMC from January 2004 to August 17, 2007, the closing date of our IPO. As a result, in the ordinary course of our business, we have received various services provided by EMC, including tax, accounting, treasury, legal and human resources services. Our financial statements include allocations to us of EMC’s costs related to these services.

When we were acquired by EMC, in view of the potential overlap between our business and that of EMC, we and EMC agreed to conduct our businesses pursuant to certain rules of engagement we and EMC adopted at that time. Our “Rules of Engagement with Storage, Server and Infrastructure Software Vendors” which are made available to our partners, outline product development, qualification and sales guidelines that we and EMC follow with partners who also have products that directly compete with EMC products. These rules of engagement remain in effect and may be amended from time to time by our Board of Directors.

In April 2007, we declared an $800 million dividend to EMC in the form of a note. The note matures in April 2012 and bears an interest rate of the 90-day LIBOR plus 55 basis points (5.78% as of December 31, 2007), with interest payable quarterly in arrears, commencing June 30, 2007. We may repay the note, without penalty, at any time commencing July 2007. In August 2007, we used a portion of the net proceeds from our IPO of Class A common stock in to repay to EMC $350 million of this note payable. In 2007, we recorded $26.6 million of interest expense related to the note on our financial statements.

Subsequent to our IPO, we continue to be a majority-owned and controlled subsidiary of EMC, our results of operations and financial position are consolidated in EMC’s financial statements, we continue to receive various administrative services from EMC, we receive support services and staff employees managed by our personnel from EMC subsidiaries in geographic areas where we have not established our own subsidiaries, we have entered into agreements regarding EMC’s and our intellectual property and real estate and we and EMC sell goods and services as vendors to one another. As described further below, our relationship with EMC includes the following aspects:

•	EMC is our controlling stockholder and as such, has certain rights under our charter documents.

•	A master transaction agreement entered into with EMC in conjunction with our IPO, together with ancillary agreements, governs our post-IPO business relationship with EMC.

•	We contract for certain services from EMC subsidiaries in geographic regions where we do not have legal entities established.

•	We transact ongoing business with EMC pursuant to certain ordinary course agreements.

As reported in our 2007 Annual Report on Form 10-K filed with the SEC on February 29, 2008, during 2007:

•

Our financial statements included expense allocations of $7.7 million for certain corporate functions provided by EMC, including accounting, treasury, tax, legal and human resources. These allocations were based on estimates of the level of effort or resources incurred on our behalf.

•	We incurred expenses of $116.1 million for costs incurred by EMC for our direct benefit, such as rent, salaries and benefits.

•

We paid income taxes to EMC of $86.4 million. The difference between income taxes calculated on a separate return basis and income taxes calculated within EMC’s consolidated, combined, and unitary returns, is presented as a component of our stockholders’ equity. The amount presented as a component of our stockholders’ equity from the tax sharing arrangement was $2.5 million.

•	We recognized professional service revenue of $11.8 million for services provided to EMC customers.

•

We entered into an enterprise license agreement with EMC to provide server and desktop products. All $4.3 of revenue related to this arrangement was included in deferred revenue as of December 31, 2007.

•

We purchased $7.2 million of storage systems from EMC. Through the third quarter of 2007, the amounts purchased from EMC were at EMC’s cost. In the fourth quarter of 2007, the practice was changed to purchasing from EMC at a discount off of EMC’s list price.

•	We paid EMC $132.6 million to purchase our new global headquarters.

•	As discussed above, we repaid $350.0 million of principal of the note payable we issued to EMC and paid EMC and aggregate of $26.6 million of interest on the note payable.

•	We transferred cash proceeds of $8.5 million from the exercise of EMC stock options by our employees to EMC.

•	We transferred cash proceeds of $7.2 million for the purchase of shares of EMC common stock by our employees under the EMC Employee Stock Purchase Plan to EMC.

The above amounts were incurred pursuant to the agreements discussed below.

EMC as our Controlling Stockholder

As of March 1, 2008, EMC owned approximately 85% of our common stock (approximately 32% of our Class A common stock and 100% of our Class B common stock) and controlled approximately 98% of the combined voting power of our common stock. For as long as EMC or its successor-in-interest continues to control more than 50% of the combined voting power of our common stock, EMC or its successor-in-interest will be able to direct the election of all the members of our Board of Directors and exercise control over our business and affairs, including any determinations with respect to mergers or other business combinations involving us, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, and the payment of dividends with respect to our common stock. Similarly, EMC or its successor-in-interest will have the power to determine matters submitted to a vote of our stockholders without the consent of our other stockholders, will have the power to prevent a change in control of us and will have the power to take other actions that might be favorable to EMC or its successor-in-interest.

Certain of EMC’s rights as our majority stockholder arise from being the sole holder of our Class B common stock which has certain voting rights greater than the voting rights of our Class A common stock. Holders of our Class B common stock are entitled to 10 votes per share of Class B common stock on all matters except for the election of our Group I directors, in which case they are entitled to one vote per share, whereas holders of our Class A common stock are entitled to one vote per share of Class A common stock. The holders of Class B common stock, voting separately as a class, are entitled to elect 80% of the total number of directors on our board of directors that we would have if there were no vacancies on our board of directors at the time. These are our Group I directors. The holders of Class A common stock and the holders of Class B common stock, voting together as a single class, are entitled to elect our remaining directors, which at no time will be less than one director—our Group II director(s). Accordingly, the holders of our Class B common stock currently are entitled to elect 7 of our 8 directors. If EMC transfers shares of our Class B common stock to any party other than a successor-in-interest or a subsidiary of EMC (other than in a distribution to its stockholders under Section 355 of the Code, or in transfers following such a distribution), those shares will automatically convert into Class A common stock. For so long as EMC or its successor-in-interest beneficially owns shares of our common stock representing at least a majority of the votes entitled to be cast by the holders of outstanding voting stock, EMC will be able to elect all of the members of our board of directors.

Our certificate of incorporation also contains provisions that require that as long as EMC beneficially owns at least 20% or more of the outstanding shares of our common stock, the prior affirmative vote or written consent of EMC (or its successor-in-interest) as the holder of the Class B common stock is required (subject in each case to certain exceptions) in order to authorize us to:

•	consolidate or merge with any other entity;

•	acquire the stock or assets of another entity in excess of $100 million;

•	issue any stock or securities except to our subsidiaries or pursuant to our employee benefit plans;

•	establish the aggregate annual amount of shares we may issue in equity awards;

•	dissolve, liquidate or wind us up;

•	declare dividends on our stock;

•	enter into any exclusive or exclusionary arrangement with a third party involving, in whole or in part, products or services that are similar to EMC’s; and

•	amend, terminate or adopt any provision inconsistent with certain provisions of our certificate of incorporation or bylaws.

Beneficial ownership of at least 80% of the total voting power and value of our outstanding common stock is required in order for EMC to continue to include us in its consolidated group for federal income tax purposes, and beneficial ownership of at least 80% of the total voting power and 80% of each class of non-voting capital stock is required in order for EMC to effect a tax-free spin-off of us or certain other tax-free transactions. We have been included in EMC’s consolidated group for U.S. federal income tax purposes. We have agreed that for so long as EMC or its successor-in-interest continues to own greater than 50% of the voting control of our outstanding common stock, we will not knowingly take or fail to take any action that could reasonably be expected to preclude EMC’s or its successor-in-interest’s ability to undertake a tax-free spin-off.

In order to address potential conflicts of interest between us and EMC with respect to corporate opportunities that are otherwise permitted to be undertaken by us, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve EMC and its officers and directors, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with EMC. In general, these provisions recognize that, subject to the limitations related to our technology and product development and marketing activities, we and EMC may engage in the same or similar business activities and lines of business, may have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other, including officers and directors of EMC serving as our directors.

Our certificate of incorporation provides that, subject to the limitations related to our technology and product development and marketing activities, EMC will have no duty to refrain from:

•	engaging in the same or similar business activities or lines of business as us;

•	doing business with any of our clients or customers; or

•	employing or otherwise engaging any of our officers or employees.

Our certificate of incorporation provides that if EMC acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and EMC, EMC will have no duty to communicate or present such corporate opportunity to us and we will, to the fullest extent permitted by law, renounce any interest or expectancy in any such opportunity and waive any claim that such corporate opportunity be presented to us. EMC will have satisfied its fiduciary duty with respect to such a corporate opportunity and will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that EMC acquires or seeks the corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us.

If one of our directors or officers who is also a director or officer of EMC learns of a potential transaction or matter that may be a corporate opportunity for both us and EMC and which may be properly pursued by us pursuant to the limitations related to our technology and product development and marketing activities, our certificate of incorporation provides that the director or officer will have satisfied his or her fiduciary duties to us and our stockholders, will not be liable for breach of fiduciary duties to us and our stockholders with respect to such corporate opportunity, and will be deemed not to have derived an improper personal economic gain from such corporate opportunity if the director or officer acts in good faith in a manner consistent with the following policy:

•

where an opportunity is offered to a VMware director (but not an officer) who is also a director or officer of EMC, VMware will be entitled to pursue such opportunity only when expressly offered to such individual solely in his or her capacity as a VMware director;

•

where an opportunity is offered to a VMware officer who is also an EMC officer, VMware will be entitled to pursue such opportunity only when expressly offered to such individual solely in his or her capacity as a VMware officer;

•

where an opportunity is offered to a VMware officer who is also a director (but not an officer) of EMC, VMware will be entitled to pursue such opportunity unless expressly offered to the individual solely in his or her capacity as an EMC director; and

•

where one of our officers or directors, who also serves as a director or officer of EMC, learns of a potential transaction or matter that may be a corporate opportunity for both us and EMC in any manner not addressed in the foregoing descriptions, such director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our stockholders for breach of fiduciary duty by reason of the fact that EMC pursues or acquires that corporate opportunity for itself.

•	The foregoing limitation of liability provisions are not intended to be an allocation of corporate opportunities between us and EMC.

For purposes of our certificate of incorporation, “corporate opportunities” are limited to business opportunities permitted by the provisions related to our technology and product development and marketing activities and, subject to this limitation, include business opportunities which we are financially able to undertake, which are, from their nature, in our line of business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of EMC or its officers or directors will be brought into conflict with our self-interest.

The corporate opportunity provisions in our certificate of incorporation will continue in effect until the later of (1) EMC or its successor-in-interest ceasing to beneficially own 20% or more of the outstanding shares of our common stock and (2) the date upon which no VMware officer or director is also an officer or director of EMC or its successor-in-interest. The vote of at least 80% of the votes entitled to be cast will be required to amend, alter, change or repeal the corporate opportunity provisions.

Master Transaction Agreement and Ancillary Agreements.

At the time of our IPO, we and EMC entered into certain agreements governing various interim and ongoing relationships between us. These agreements include:

•	a master transaction agreement;

•	an administrative services agreement;

•	a tax sharing agreement;

•	an insurance matters agreement;

•	an employee benefits agreement;

•	an intellectual property agreement; and

•	real estate agreements.

The agreements summarized below were filed as exhibits to the registration statement relating to our IPO. You are encouraged to read the full text of these material agreements. We entered into these agreements with EMC in the context of our relationship with EMC as our parent and controlling stockholder. The prices and other terms of these agreements were designed to be consistent with the requirements of Section 482 of the Code and related U.S. Treasury Regulations with respect to transactions between related parties.

Master Transaction Agreement

The master transaction agreement contains key provisions relating to our ongoing relationship with EMC. Unless otherwise required by the specific provisions of the agreement, the master transaction agreement will terminate on a date that is five years after the first date on which EMC ceases to own shares representing at least 20% of our common stock. The provisions of the master transaction agreement related to our cooperation with EMC in connection with future litigation will survive seven years after the termination of the agreement, and provisions related to confidential information and indemnification by us and EMC will survive indefinitely.

Initial Public Offering. Pursuant to the master transaction agreement all costs and expenses of VMware and EMC relating to the IPO in August 2007 of our Class A common stock, of approximately $65.4 million in the aggregate, were paid by us.

Registration Rights. Pursuant to the master transaction agreement, at the request of EMC, we will use our reasonable best efforts to register shares of our common stock that are held or subsequently acquired by EMC for public sale under the 1933 Securities Exchange Act, as amended (the “Securities Act”). EMC may request up to two registrations in any calendar year. We also provide EMC with “piggy-back” rights to include its shares in future registrations by us of our securities under the Securities Act. There is no limit on the number of these “piggy-back” registrations in which EMC may request its shares be included.

EMC may not transfer its registration rights other than to an affiliate. EMC’s registration rights will terminate on the earlier of the date on which EMC has sold or transferred all of its shares of our common stock deemed “restricted securities” or our common stock held by EMC may be sold without restriction pursuant to Rule 144(k) of the Securities Act.

We have agreed to cooperate in these registrations and related offerings. All expenses payable in connection with such registrations will be paid by us, including the fees and expenses of one firm of legal counsel chosen by EMC, except that EMC will pay all it own internal administrative costs and underwriting discounts and commissions applicable to the sale of its shares of our common stock.

Future Distributions. Additionally, we have agreed to cooperate, at our expense, with EMC to accomplish a distribution by EMC of our common stock, and we have agreed to promptly take any and all actions necessary or desirable to effect any such distribution. EMC will determine, in its sole discretion, whether such distribution shall occur, the date of the distribution and the form, structure and all other terms of any transaction to effect the distribution. A distribution may not occur at all. At any time prior to completion of the distribution, EMC may decide to abandon the distribution, or may modify or change the terms of the distribution, which could have the effect of accelerating or delaying the timing of the distribution.

Anti-Dilution Option. Pursuant to the master transaction agreement, we have granted EMC a continuing right to purchase from us shares of Class A common stock and Class B common stock at fair market value as determined in accordance with the agreement in order to maintain EMC’s respective percentage ownership interests in our Class A common stock and Class B common stock following our IPO. This option may not be exercised by EMC in connection with any issuance by us of any shares pursuant to any stock option or other executive or employee compensation plan, except where such issuance would cause EMC’s percentage ownership of common stock to fall below 80.1%.

Restrictive Covenants. Under the master transaction agreement, we have agreed to obtain the consent of the holders of our Class B common stock prior to taking certain actions, including those set forth above as requiring approval under our certificate of incorporation.

Indemnification. The master transaction agreement provides for cross-indemnities that generally will place the financial responsibility on us and our subsidiaries for all liabilities associated with the current and historical VMware business and operations, and generally will place on EMC the financial responsibility for liabilities associated with all of EMC’s other current and historical businesses and operations, in each case regardless of the time those liabilities arise. The master transaction agreement also contains indemnification provisions under which we and EMC each indemnify the other with respect to breaches of the master transaction agreement or any intercompany agreement.

In addition to the general indemnification obligations described above relating to the current and historical VMware and EMC businesses and operations, we and EMC have agreed to cross-indemnify each other against liabilities arising from any misstatements or omissions in one another’s SEC filings and from information each of us provides to the other specifically for inclusion in the other party’s annual or quarterly reports, but only to the extent that the information pertains to the party providing the information or its business or to the extent the party filing the SEC report provides the party supplying the information with prior written notice that the information will be included in its annual or quarterly reports and the liability does not result from the action or inaction of party filing the report.

Accounting Matters; Legal Policies. Under the master transaction agreement, we agreed to use our reasonable best efforts to use the same independent certified public accounts selected by EMC and to maintain the same fiscal year as EMC until such time as EMC is no longer required to consolidate our results of operations and financial position (determined in accordance with generally accepted accounting principles consistently applied). We also agreed to use our reasonable best efforts to complete our audit and provide EMC with all financial and other information on a timely basis such that EMC may meet its deadlines for its filing annual and quarterly financial statements.

Additionally, for as long as EMC is providing us with legal services under the administrative services agreement, the master transaction agreement will require us to comply with all EMC policies and directives identified by EMC as critical to legal and regulatory compliance and to not adopt legal or regulatory policies or directives inconsistent with the policies identified by EMC.

Administrative Services Agreement

Under the administrative services agreement, EMC provides us with services, including tax, accounting, treasury, legal and human resources services. For such time as the administrative services agreement is in effect, EMC and VMware may agree on additional services to be included in the administrative services agreement. EMC is to provide us with services with substantially the same degree of skill and care as such services are performed within EMC. We will pay fees to EMC for the services rendered based on the number and total cost of the EMC employees required to provide services, or as may otherwise be agreed.

The initial term of the administrative services agreement expired on September 30, 2007 and extends automatically for additional three-month terms unless terminated by one of the parties. Prior to the expiration of the initial term and any subsequent renewal term, we agreed with EMC to adjust the fees payable for services (other than services in Bangalore, India) under the agreement, as necessary, to accurately reflect the level of services we require. We have the right to terminate any of the services provided by EMC under the administrative services agreement at any time upon 30 day prior written notice of termination to EMC. As of the date of this proxy statement, EMC is providing us, and we expect that EMC will continue to provide us with these services pursuant to the terms of this agreement.

Furthermore, we have agreed in the administrative services agreement that we will be responsible for, and will indemnify EMC with respect to, our own losses for property damage or personal injury in connection with the services provided, except to the extent that such losses are caused by the gross negligence, breach, bad faith or willful misconduct of EMC.

Tax Sharing Agreement

We have been included in EMC’s consolidated group (the “Consolidated Group”) for U.S. federal income tax purposes, as well as in certain consolidated, combined or unitary groups that include EMC and/or certain of its subsidiaries (a “Combined Group”) for state and local income tax purposes. We entered into a new tax sharing agreement that became effective upon consummation of our IPO. Pursuant to the tax sharing agreement, we and EMC generally will make payments to each other such that, with respect to tax returns for any taxable period in which we or any of our subsidiaries are included in the Consolidated Group or any Combined Group, the amount of taxes to be paid by us is determined, subject to certain adjustments, as if we and each of our subsidiaries included in the Consolidated Group or Combined Group filed our own consolidated, combined or unitary tax return. EMC prepares pro forma tax returns for us with respect to any tax return filed with respect to the Consolidated Group or any Combined Group in order to determine the amount of tax sharing payments under the tax sharing agreement. We are responsible for any taxes with respect to tax returns that include only us and our subsidiaries.

EMC is primarily responsible for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. Disputes arising between the parties relating to matters covered by the tax sharing agreement are subject to resolution through specific dispute resolution provisions.

We are included in the Consolidated Group for periods in which EMC owned at least 80% of the total voting power and value of our outstanding stock. EMC, during any part of a consolidated return year, is liable for the tax on the consolidated return of such year, except for such taxes related to (i) our separate tax liability and (ii) our business and operations, of such year and for any subsequently determined deficiency thereon. Similarly, in some jurisdictions, each member of a consolidated, combined or unitary group for state, local or foreign income tax purposes is jointly and severally liable for the state, local or foreign income tax liability of each other member of the consolidated, combined or unitary group. Accordingly, although the tax sharing agreement allocates tax liabilities between us and EMC, for any period in which we were included in the Consolidated Group or a Combined Group, we could be liable in the event that any income tax liability was incurred, but not discharged, by any other member of the Consolidated Group or a Combined Group.

Our and EMC’s respective rights, responsibilities and obligations with respect to any possible spin-off of our stock to EMC stockholders are set forth in the tax sharing agreement. If EMC were to decide to pursue a possible spin-off, we have agreed to cooperate with EMC and to take any and all actions reasonably requested by EMC in connection with such a transaction. We have also agreed not to knowingly take or fail to take any actions that could reasonably be expected to preclude EMC’s ability to undertake a tax-free spin-off. In the event EMC completes a spin-off, we have agreed not to take certain actions, such as asset sales or contributions, mergers, stock issuances or stock sales within the two years following the spin-off without first obtaining the opinion of tax counsel or an Internal Revenue Service ruling to the effect that such actions will not result in the spin-off failing to qualify as a tax-free spin-off. In addition, we generally would be responsible for, among other things, any taxes resulting from the failure of a spin-off to qualify as a tax-free transaction to the extent such taxes are attributable to, or result from, any action or failure to act by us or certain transactions involving us following a spin-off and a percentage of such taxes to the extent such taxes are not attributable to, or do not result from, any action or failure to act by either us or EMC.

Insurance Matters Agreement

We also entered into an insurance matters agreement with EMC in conjunction with our IPO. Pursuant to the insurance matters agreement, EMC maintains insurance policies covering, and for the benefit of, us and our directors, officers and employees. The insurance policies maintained by EMC under the insurance matters agreement are comparable to those maintained by EMC and covering us prior to our IPO. Except to the extent that EMC allocates a portion of its insurance costs to us, we must reimburse EMC, as the case may be, for premium expenses, deductibles or retention amounts, and all other costs and expenses that EMC may incur in connection with the insurance coverage EMC maintains for us. We are responsible for any action against VMware in connection with EMC’s maintenance of insurance coverage for us, including as a result of the level or scope of any insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, or the adequacy or timeliness of any notice to an insurance carrier in connection with a claim or potential claim or otherwise, during the term of the insurance matters agreement, except to the extent that such action arises out of or is related to the breach by EMC of the insurance matters agreement or the related insurance policies, or the gross negligence, bad faith or willful misconduct of EMC in connection with the insurance matters agreement or the related insurance policies.

The term of the insurance matters agreement will expire on a date which is 45 days after the date upon which EMC owns shares of our common stock representing less than a majority of the votes entitled to be cast by all holders of our common stock.

Employee Benefits Agreement

We have also entered into an employee benefits agreement with EMC. The employee benefits agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters, including the treatment of outstanding EMC equity awards which may be held by our employees and the allocation of certain retirement plan assets and liabilities and the ownership of work product developed for our benefit.

Intellectual Property Agreement

The terms of the intellectual property agreement formalize the relationship between us and EMC with respect to our use of certain EMC source code and associated intellectual property rights, as well as EMC’s use of certain VMware source code and associated intellectual property rights.

Under the terms of the intellectual property agreement, we and EMC fully release one another from claims resulting from any acts of infringement that might have occurred prior to the date our IPO was completed. Going forward, EMC will provide to us license rights under certain source code and associated intellectual property rights to design, develop, distribute, service and support our existing products, as well as any updates, upgrades and future versions of those products, and the implementation of interoperability between future VMware products and EMC products. These rights exclude our ability to use EMC’s intellectual property to create certain types of products.

We, in turn, will provide to EMC license rights under certain source code and associated intellectual property rights to design, develop, distribute, service and support EMC’s existing products, any updates, upgrades and future versions of those products, as well as EMC’s future products. These rights exclude the ability of EMC to use our intellectual property to create certain types of products. The scope of the patent rights we provide to EMC and the scope of products with which EMC may use our intellectual property rights will be initially narrowed at such time as EMC no longer owns 50% of our common stock, and further narrowed at such time as EMC no longer owns 20% of our common stock. The scope of products with which EMC may use our intellectual property rights will also be narrowed if there is a change of control of EMC at such time as EMC no longer owns 50% of our common stock. EMC will indemnify us for any losses arising out of any use by EMC of the intellectual property rights we provide to EMC under the intellectual property agreement, and we will indemnify EMC for any losses arising out of any use by us of the intellectual property rights EMC provides to us under the intellectual property agreement.

Real Estate Agreements

We entered into a real estate license agreement with EMC in conjunction with our IPO. The real estate license agreement governs the terms under which we may use the space we share, and will continue to share, with EMC at certain properties that EMC currently leases abroad. The real estate license agreement did not materially change other arrangements we have with EMC related to shared space or the amounts we are charged for use of such space. We also entered into an agreement which provides for our purchase from EMC of the equity interests in the EMC entity which holds the ground leasehold interest in the land on which our global headquarters is being built and the interest in our global headquarters itself for an amount equal to the cost expended by EMC in constructing the facilities to the date of purchase. In August 2007, we paid EMC $132.6 million, from the net proceeds from our IPO, to complete this purchase of our new global headquarters.

Support from EMC Subsidiaries in Certain Geographic Regions.

Prior to our IPO, we had entered into several agreements with EMC with respect to international marketing, call center support, and research and development services. EMC has continued to provide these services to us following our IPO pursuant to these agreements and similar subsequent arrangements. In certain circumstances where we do not have an established legal entity, EMC employees managed by our personnel have provided services on our behalf.

We have entered into various geographically-specific marketing services agreements with certain of EMC’s subsidiaries. During 2007, these agreements involved the following countries: Austria, Australia, Belgium, Brazil, Canada, China, Columbia, the Czech Republic, Denmark, Finland, France, Hong Kong, India, Israel, Italy, Portugal, Korea, Luxembourg, Malaysia, Mexico, the Netherlands, New Zealand, Norway, Russia, South Africa, Spain, Sweden, Switzerland and Taiwan. The agreements covering Canada and Denmark terminated prior to the end of 2007. The terms of these agreements are substantially similar and under such agreements, the signing EMC subsidiaries have agreed to provide us, upon our request, with services that include promoting our products, developing our customer base, and acting as a liaison to certain customers. Under the provisions of the agreements, we are charged by such EMC subsidiaries in performing services under these agreements. The agreements are effective until terminated by either party upon 30 day written notice. EMC subsidiaries provided these services to us on similar terms before such time as we entered into written agreements.

We have entered into call center service agreements with EMC Corporation of Canada and EMC Data Storage Systems (India) Private Limited, each of which is a subsidiary of EMC. Under the terms of such agreements, each of the EMC subsidiaries has agreed to provide us, upon our request, with certain telephonic call center and customer support. Under the provisions of the agreements, we are charged by such EMC subsidiaries in performing services under these agreements. The agreements are effective until terminated by either party upon 30 day notice.

We have entered into a Development Services Agreement with EMC Data Storage Systems (India) Private Limited. Under the terms of the agreement, EMC’s Indian subsidiary provides us with research and development services with respect to certain of our software products. The agreement automatically renews annually, but may be terminated by either party upon 30 day prior written notice. Under the provisions of the agreement, we are charged by EMC’s subsidiary. EMC provided these services to us on similar terms before such time as we entered into written agreements. We also receive research and development services from EMC China Limited.

Ongoing and Ordinary Course of Business Agreements.

We have entered into a Professional Services Reseller and Subcontractor Agreement with EMC whereby we appointed EMC as a non-exclusive reseller of our professional services. Under the agreement, we have performed and will continue to perform various professional consulting services for EMC customers. Under the terms of the agreement, the agreement may only be terminated upon a material breach, non-payment, a breach of confidentiality or by either party upon 10 business days’ notice. During 2007, we recognized professional service revenue of $11.8 million for services provided to EMC customers pursuant to this agreement.

In 2007, we entered into an enterprise license agreement with EMC to provide server and desktop products. All $4.3 million of revenue related to this arrangement was included in deferred revenue as of December 31, 2007.

Additionally, in 2007, we purchased $7.2 million of storage systems from EMC. Through the third quarter of 2007 the amounts purchased from EMC were at EMC’s cost. In the fourth quarter of 2007, the practice was changed to purchasing from EMC at a discount off of EMC’s list price.

On December 18, 2007, EMC entered into a lease agreement on our behalf for office space in Bangalore, India and EMC agreed to fully assign the lease to us effective in March 2008. The total lease commitment over the 54-month term of the lease is approximately $8.4 million and the total expected capital cost is an additional approximately $11.4 million.

In December 2007, we entered into a master collaboration agreement with EMC with no dollar amount relating to furthering the interoperability of our respective technologies.

Our Relationship with Intel Corporation

On August 22, 2007, we issued 9.5 million shares of Class A common stock to Intel Capital Corporation, the global investment arm of Intel, pursuant to a Class A Common Stock Purchase Agreement entered into as of July 9, 2007 between Intel Capital and VMware, at a price of $23.00 per share for an aggregate purchase price of $218.5 million. In connection with Intel’s investment, we agreed to the appointment to our Board of Directors of an Intel executive acceptable to our Board. Renee James, the Vice President and General Manager, Software and Solutions Group of Intel, was appointed to our Board of Directors in September 2007 pursuant to this agreement.

As of March 1, 2008, Intel’s investment represented 11.4% of our Class A common stock, approximately 2.5% of our total outstanding common stock and less than 1% of our total voting power.

Pursuant to Intel Capital’s investment in our Class A common stock, we entered into an investor rights agreement with Intel Capital that provides Intel Capital with certain rights, including the following:

•	demand registration rights, pursuant to which Intel Capital has the right to effect one demand registration of our Class A common stock held by them at the time of such demand;

•	“piggyback” registration rights with respect to our Class A common stock, subject to standard cutback provisions imposed by underwriters; and

•

the right to demand that we effect a registration with respect to all or a part of their securities upon us becoming eligible to file on Form S-3, subject to standard cutback provisions imposed by underwriters.

The investor rights agreement also restricts Intel Capital’s right to sell or transfer the shares of our Class A common stock acquired pursuant to the Intel stock purchase agreement until one year from the date of purchase.

The investor rights agreement obligates us to pay for the costs and expenses of registration other than underwriting discounts. The investor rights agreement also provides that Intel’s representative on our board shall have no duty or obligation to present any corporate opportunity to us, unless the opportunity is expressly presented to such board member in his or her capacity as a director or he or she otherwise first acquires knowledge of the opportunity in the course of his or her activities as a member of our board.

In addition, we and Intel are party to a routine and customary collaboration partnering agreement that expresses the parties’ intent to continue to expand their cooperative efforts around joint development, marketing and industry initiatives.

We have in the past done business, and expect to continue to do business, with Intel on regular, arm’s-length basis, on the same or similar terms as would be negotiated with unrelated third parties. During 2007, Intel ordered approximately $952,000 of products and/or services from us. We also entered into various licensing and technology partnering agreements with no dollar amounts relating primarily to furthering the interoperability of our respective technologies.

Our Relationship with Cisco

On July 26, 2007, we were party to a stock purchase agreement with Cisco and EMC, pursuant to which Cisco agreed to purchase 6.0 million shares of VMware Class A common stock from EMC at a price of $25.00 per share for an aggregate purchase price of $150.0 million. The purchase closed on August 23, 2007. We did not receive any proceeds from this transaction. In connection with Cisco’s stock purchase, we agreed to consider the appointment to our Board of Directors of a Cisco executive acceptable to our board. Dennis Powell, then the Executive Vice President and Chief Financial Officer of Cisco, was proposed by Cisco as a potential director pursuant to this arrangement between Cisco and VMware, and was subsequently appointed to our Board in November 2007. Mr. Powell has since retired from his position as Cisco’s Executive Vice President and Chief Financial Officer effective February 15, 2008, but continues to be employed by Cisco as an Executive Advisor on an at-will basis on a reduced schedule.

As of March 1, 2008, Cisco’s stock purchase represented 7.2% of our Class A common stock, approximately 1.6% of our total outstanding common stock and less than 1% of our total voting power.

Pursuant to Cisco’s purchase of Class A common stock from EMC, we also entered into an investor rights agreement with Cisco that provides Cisco with certain rights, including the following rights:

•	demand registration rights, pursuant to which Cisco has the right to effect one demand registration of our Class A common stock held by them at the time of such demand;

•	“piggyback” registration rights with respect to our Class A common stock, subject to standard cutback provisions imposed by underwriters; and

•

the right to demand that we effect a registration with respect to all or a part of their securities upon us becoming eligible to file on Form S-3, subject to standard cutback provisions imposed by underwriters.

The investor rights agreement also restricts Cisco’s right to sell or transfer the shares of our Class A common stock acquired pursuant to the Cisco stock purchase agreement until one year from the date of purchase.

The investor rights agreement obligates us to pay for the costs and expenses of registration other than underwriting discounts.

In addition, we and Cisco are party to a routine and customary collaboration partnering agreement that expresses the parties’ intent to expand cooperative efforts around joint development, marketing and industry initiatives.

We have in the past done business, and expect to continue to do business, with Cisco on regular, arm’s-length basis, on the same or similar terms as would be negotiated with unrelated third parties. During 2007, Cisco ordered approximately $4.2 million of products and/or services from us.

Other Transactions With Related Persons

John R. Egan, one of our Directors, is a managing partner and general partner in Egan-Managed Capital II, L.P., which holds an equity interest in Softrax Corporation of greater than 10%. In 2007, VMware entered into an agreement with Softrax for the licensing, implementation and maintenance of Softrax software. The approximate value of the agreement is $740,000, of which approximately $342,000 was invoiced in 2007.

In June 2007, our Compensation and Corporate Governance Committee granted options to purchase 250,000 shares of Class A common stock with an exercise price of $23.00 per share to Mendel Rosenblum, our Chief Scientist and the husband of Diane Greene, our President, Chief Executive Officer and member of the Board of Directors.

In addition, from time to time, we may purchase or sell goods and services in the ordinary course of business with financial institutions that beneficially own 5% or more of our Class A common stock. From our IPO through December 31, 2007, entities that we believe are affiliated with FMR LLC, a financial institution that beneficially owns 5% or more of our Class A common stock, purchased goods and services sold by us We have in the past done business, and expect to continue to do business, with entities affiliated with FMR LLC on regular, arm’s-length basis, on the same or similar terms as would be negotiated with unrelated third parties. From our IPO through December 31, 2007, we invoiced entities believed to be affiliated with FMR LLC approximately $4.2 million for goods and services sold by us. During 2007, VMware employees participated in EMC’s 401(k) plan which is administered by Fidelity Investments, an affiliate of FMR LLC. EMC cross-charges us for the costs associated with our employees under the Employee Benefits Agreement discussed above. During March, 2007 we are implemented our own 401(k) plan with Fidelity Investments for VMware employees, who are able to rollover contributions from their EMC 401(k) plans.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that VMware specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with VMware’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for the 2007 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP its independence from VMware.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its 2007 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Michael W. Brown, Chair

David I. Goulden

Renee J. James (1)

Dennis D. Powell(1)

(1)	Mr. Powell and Ms. James were appointed to the Audit Committee in November 2007 and December 2007, respectively.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in VMware’s Proxy Statement for the 2009 Annual Meeting of Stockholders, stockholder proposals must be received at VMware’s principal executive offices no later than December 1, 2008. Stockholder proposals should be addressed to: VMware Inc., 3401 Hillview Avenue, Palo Alto, California 94304, Attn: Legal Department, Facsimile Number (650) 427-5001.

ADVANCE NOTICE PROCEDURES

Under our Bylaws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in the Bylaws) (i) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date more than thirty days before or after such anniversary date, not earlier than the close of business on 120 days prior to such annual meeting and not later than the close of business on the later of (a) 90 days prior to such annual meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware, whichever is later. The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the annual meeting or as otherwise brought before the annual meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our Bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our Bylaws.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) discussed above in “Stockholder Proposals”. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to VMware at 3401 Hillview Avenue, Palo Alto, California 94304, Attention: Legal Department. Our Bylaws are also on file with the SEC, and are available through its website at http://www.sec.gov.

Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2009 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to VMware’s Secretary, at our address specified above, after January 13, 2009 and prior to February 13, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires VMware’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, VMware believes that during the fiscal year ended December 31, 2007, all filing requirements were complied with in a timely fashion.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2008 Proxy Statement to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to www.proxyvote.com and request a copy, or if you address your written request to VMware Inc., Investor Relations, 3401 Hillview Avenue, Palo Alto, California 94304, or call us at (877) 486-9273.

10-K REPORT

A copy or VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the investor relations page of our website, http://www.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to the Investor Relations Department, VMware, Inc., 3401 Hillview Avenue, Palo Alto California, 94304.

ANNEX A

VMWARE, INC.

2007 EQUITY AND INCENTIVE PLAN

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purpose of the VMware, Inc. 2007 Equity and Incentive Plan is to attract, motivate and retain employees and independent contractors of the Company and any Subsidiary and Affiliate and non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted Options (including “incentive stock options” and “non-qualified stock options”), and Other Stock-Based Awards, including but not limited to Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (payable in shares) and Other Cash-Based Awards.

The 2007 Equity and Incentive Plan shall become effective as of the date of the adoption by the Board.

2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Adoption Date” means the date that the Plan was adopted by the Board.

(b) “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c) “Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(d) “Award Terms” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall have the meaning set forth in the Award Terms.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board. Unless other determined by the Board, the Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) who otherwise meet the definition of “independent directors” pursuant to the applicable requirements of any national stock exchange upon which the Stock is listed. Any director appointed to the Committee who does not meet the foregoing requirements shall recuse himself or herself form all determinations pertaining to Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

(i) “Company” means VMware, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(j) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(l) “Exchange Offer” means the offer by the Company to exchange awards issued under the Plan for awards of or with respect to the common stock of Parent held by certain employees of the Company and its Subsidiaries, as set forth in more detail in the Offer to Exchange expected to be filed by the Company and Parent.

(m) “Fair Market Value” shall be the closing sales price per share of Stock for the date of grant on the principal securities exchange on which the Stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Stock is not listed for trading on a national securities exchange, the fair market value of Stock shall be determined in good faith by the Board. For purposes of the exercise price of Options granted in the Exchange Offer, Fair Market Value shall mean the initial public offering price of the Stock as set forth in the Company’s Form S-1 Registration Statement.

(n) “Grantee” means a person who, as an employee or independent contractor of or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(o) “ISO” means any Option designated as and intended to be and which qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(p) “NQSO” means any Option that is designated as a nonqualified stock option or which does not qualify as an ISO.

(q) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(r) “Other Cash-Based Award” means a cash-based Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(s) “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(t) “Parent” means EMC Corporation, a Massachusetts corporation.

(u) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(v) “Plan” means this VMware, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(w) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that is subject to certain restrictions and to a risk of forfeiture.

(x) “Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive shares of Stock subject to certain restrictions and to a risk of forfeiture.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(z) “Stock” means shares of Class A common stock, par value $0.01 per share, of the Company.

(aa) “Stock Appreciation Right” means an Award that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(bb) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION.

(a) The Plan shall be administered by the Committee or, at the discretion of the Board, the Board. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. Subject to applicable law, the Board or the Committee may delegate to a sub-committee or individual the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b) The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated (including upon a “change in control”), exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4. ELIGIBILITY.

(a) Awards may be granted to officers, employees, independent contractors and non-employee directors of the Company or of any of the Subsidiaries and Affiliates; provided, that (i) ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any of its “related corporations” (as defined in the applicable regulations promulgated under the Code) and (ii) Awards may be granted only to eligible employees who are not employed by the Company or a Subsidiary if such employees perform substantial services for the Company or a Subsidiary.

(b) No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or Parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5. STOCK SUBJECT TO THE PLAN.

(a) The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 80,000,000 (including the number of shares of Stock expected to be issued under the Exchange Offer) and shall be subject to adjustment as provided herein. The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual shall not exceed 3,000,000. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(b) Except as provided in an Award Term or as otherwise provided in the Plan, in the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, recapitalization, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6. SPECIFIC TERMS OF AWARDS.

(a) General. Subject to the terms of the Plan (including Schedule A attached hereto, as applicable) and any applicable Award Terms, (i) the term of each Award shall be for such period as may be determined by the Committee, and (ii) payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code on a deferred basis.

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan (including Schedule A attached hereto, as applicable).

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made pursuant to a broker-assisted cashless exercise procedure. Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit the minimum amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C) Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(D) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option that is unexercisable as of the date of such termination shall be as set forth in the applicable Award Terms.

(E) Options may be subject to such other conditions, as the Committee may prescribe in its discretion or as may be required by applicable law.

(F) Notwithstanding anything to the contrary herein, grants of Options may be made hereunder which have the terms and conditions set forth in the Exchange Offer.

(ii) Restricted Stock.

(A) The Committee may grant Awards of Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(B) The Committee shall determine the purchase price, which, to the extent required by law, shall not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. The Award Terms with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C) Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D) If and to the extent that the applicable Award Terms may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(F) Notwithstanding anything to the contrary herein, grants of Restricted Stock may be made hereunder which have the terms and conditions set forth in the Exchange Offer.

(iii) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject compliance with the requirements of Section 409A of the Code.

(B) Unless otherwise provided in the applicable Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C) Subject to compliance with the requirements of Section 409A of the Code, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock actually or notionally subject to the Award, which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(D) Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iv) Other Stock-Based or Cash-Based Awards.

(A) The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iv) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B) With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iii) in respect of any annual performance period is $5,000,000 and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C) Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate.

7. GENERAL PROVISIONS.

(a) Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Term or set forth below, but in accordance with the Code and any applicable laws, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may permit Grantees to elect to defer the issuance of shares of Stock or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with

Section 409A of the Code and any regulations or guidance promulgated thereunder. Notwithstanding the foregoing but subject to applicable law, the Committee in its sole discretion may grant transferable NQSOs that, upon becoming fully vested and exercisable, may be transferred to a third-party pursuant to an auction process approved or established up by the Company.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or the applicable Award Terms or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c) Cancellation and Rescission of Awards. The following provisions of this Section 7(c) shall apply to Awards granted to (i) Grantees who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, “Officers”) of the Company or a Subsidiary, (ii) Grantees who are non-employee directors of the Company, and (iii) certain other Grantees designated by the Committee or the Board to be subject to the terms of this Section 7(c) (such designated Grantees together with Officers and non-employee directors are referred to collectively as “Senior Grantees”). The Committee or the Board, in its sole discretion, may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Senior Grantee engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Senior Grantee engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Grantee to (i) deliver and transfer to the Company the shares of Stock received by the Senior Grantee upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Senior Grantee from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Grantee by the Company. Further, if the Company commences an action against such Senior Grantee (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Grantee engaged in Detrimental Activity or otherwise violated this Section 7(c), the Senior Grantee shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees. As used in this Section 7(c), “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or Award Terms; (ii) the failure to comply with any term set forth in the Company’s Key Employee Agreement (irrespective of whether the Senior Grantee is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Grantee’s employment for Cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Grantee being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

(d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Stock shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state and local law.

(e) Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Adoption Date, subject to the requisite approval of a majority of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. If such approval has not been obtained within the twelve (12) month period, all Awards previously granted, exercised or purchased under the Plan shall be rescinded, canceled and become null and void. The Board may amend, alter or discontinue the Plan and outstanding Awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except in the case of an adjustment as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval shall be required with respect to any amendment with respect to which shareholder approval is required under the Code, the rules of any stock exchange on which Stock is then listed or any other applicable law. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of (i) its Adoption Date or (ii) the date the Plan is approved by a majority of the stockholders of the Company, whichever is earlier. No Awards shall be granted under the Plan after such termination date.

(f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No Grantee shall have any right to payment or settlement under any Award unless and until the Committee or its designee shall have determined that payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(g) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(j) Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Notwithstanding anything to the contrary herein, the Committee, in order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (i) modify the terms and conditions of Awards made to Grantees employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations,; and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder.

Schedule A

California “Blue Sky” Provisions

Notwithstanding any provision to the contrary in this Plan or any applicable Award Terms, Awards shall be subject to the terms and conditions set forth in this Schedule A (i) at any time prior to the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968 and (ii) to the extent required by Section 25102(o) of the California Corporate Securities Law of 1968 and the regulations thereunder.

(i) Exercise Price; Purchase Price. The exercise price per share of Stock purchasable under any NQSO shall be determined by the Committee, but in no event shall be less than 85% of the Fair Market Value of a share of Stock as of the grant date of such Award, provided that, in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary or parent corporation, such exercise price per share shall in no event be less than 110% of the Fair Market Value of a share of Stock as of the grant date.

(ii) Exercise Period; Exercisability.

(A) Each NQSO shall be exercisable over an exercise period determined by the Committee, which shall in no event exceed ten years from the date of grant.

(B) Each Option shall be exercisable at such time and upon such conditions as the Committee may determine, provided that, each Option granted to individuals other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as continued employment.

(C) Upon termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates by reason of his or her death, disability or for any other reason (except for Cause), the Option shall be exercisable, to the extent Grantee is entitled to exercise on the date of such termination, for such period as provided in the applicable Award Term, provided that, in no event shall such exercise period be less than 30 days (or 6 months in the event of termination by reason of death or disability).

(iii) Repurchase Provisions. Any provisions regarding the repurchase of Stock by the Company upon a termination of a Grantee’s employment shall be specified in the Award Terms in accordance with the following:

(A) With respect to Options, (1) the repurchase of Stock by the Company must be for cash or cancellation of purchase money indebtedness within 90 days of Grantee’s termination of employment or, in the case of Stock issued upon exercise of such Awards after the date of termination of employment, within 90 days after the exercise date, and (2) the repurchase price shall be either: (x) no less than the fair market value of the Stock at the date of termination (provided the repurchase right terminates upon the Company’s securities becoming publicly traded) or (y) the original exercise price (provided that the right to repurchase at the original exercise price shall lapse at the rate of at least 20% of the Stock per year over 5 years from the date the applicable Award is granted).

(B) In addition to the restrictions set forth in subparagraph (A), the Stock held by officers, directors, managers or consultants may be subject to additional or greater restrictions.

(iv) Nontransferability. The Committee may provide that any NQSO may be transferable by a Grantee by will or the laws of descent and distribution or as permitted by Rule 701 of the Securities Act of 1933, as amended.

(v) Financial Statements. The Company shall provide to each Grantee and to each individual who acquires Stock pursuant to the Plan, not less frequently than annually during the period such Grantee or purchaser has one or more Awards granted under the Plan outstanding, and, in the case of an individual who acquires Stock pursuant to the Plan, during the period such individual owns such Stock, copies of the Company’s annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

(vi) California Code of Regulations. The provisions of Sections 260.140.41, 260.140.42, 260.140.45 and 240.140.46 of Title 10 of the California Code of Regulations are incorporated herein by reference.

VMWARE, INC.

3401 HILLVIEW AVENUE

PALO ALTO, CA 94304

ELECTRONIC VOTING INSTRUCTIONS

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by VMware, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VMware, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VMWRE1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

VMWARE, INC.

A Election of Directors - The Board of Directors recommends a vote FOR the nominee listed.

For Against

1. Election of Class I, Group II Director by holders of Class A and Class B common stock (each, one vote per share):

Nominee:

01- Renee J. James (to serve a three-year term)

B Proposals - The Board of Directors recommends a vote FOR Proposals 2 and 3.

For Against Abstain

2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as VMware’s independent auditors for the fiscal year ending December 31, 2008.

3. To approve VMware’s 2007 Equity and Incentive Plan as described in VMware’s Proxy Statement.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below.

Please sign exactly as your name(s) appear(s) on the books of VMware. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - VMware, Inc.

ANNUAL MEETING OF STOCKHOLDERS, May 14, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Diane B. Greene and Mark S. Peek, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of VMware Inc., a Delaware corporation, to be held on May 14, 2008, at 8:00 a.m., local time, at Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California 94304 and at any adjournments thereof, all the shares of Class A common stock, par value $.01 per share, of VMware that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEE NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS A CLASS I, GROUP II DIRECTOR, RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE’S INDEPENDENT AUDITORS FOR 2008 AND APPROVING THE VMWARE 2007 EQUITY AND INCENTIVE PLAN, EACH AS DESCRIBED IN VMWARE’S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.